SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CEC ENTERTAINMENT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CEC ENTERTAINMENT, INC.

4441 West Airport Freeway

Irving, Texas 75062

(972) 258-8507

March 18, 2013

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of CEC Entertainment, Inc. to be held at 8:00 a.m., Central Time, on Tuesday, April 30, 2013, at Chuck E. Cheese’s, 3903 West Airport Freeway, Irving, Texas 75062. At the annual meeting you will be asked to (1) elect Richard M. Frank, General (ret) Tommy Franks, Michael H. Magusiak, Tim T. Morris, Louis P. Neeb, Cynthia Pharr Lee, Bruce M. Swenson, Walter Tyree and Raymond E. Wooldridge as directors to serve for a term of one year, (2) consider an advisory vote on the compensation of our named executive officers as disclosed in these materials, (3) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year and (4) transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The formal notice of the annual meeting of stockholders and proxy statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

Your vote is important. We urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. You may submit your proxy vote by telephone or Internet as described in the following materials or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. Voting over the Internet, by telephone or by written proxy will ensure that you are represented at the annual meeting if you do not attend in person. If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting in accordance with the procedures set forth in the proxy statement.

Thank you for your continued support of and interest in CEC Entertainment, Inc. We look forward to seeing you at the annual meeting and discussing the business of your company with you.

Sincerely,
/s/ MICHAEL H. MAGUSIAK

MICHAEL H. MAGUSIAK
President and Chief Executive Officer

/s/ RICHARD M. FRANK

RICHARD M. FRANK
Executive Chairman

CEC ENTERTAINMENT, INC.

4441 West Airport Freeway

Irving, Texas 75062

(972) 258-8507

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF CEC ENTERTAINMENT, INC.

Time and Date:	8:00 a.m., Central Time, on Tuesday, April 30, 2013

Place:	Chuck E. Cheese’s, 3903 West Airport Freeway, Irving, Texas 75062

Purposes:

At the annual meeting of CEC Entertainment, Inc. (the “Company”), stockholders will be asked to:

(1)       elect Richard M. Frank, General (ret) Tommy Franks, Michael H. Magusiak, Tim T. Morris, Louis P. Neeb, Cynthia Pharr Lee, Bruce M. Swenson, Walter Tyree and Raymond E. Wooldridge as directors to serve for a term of one year;

(2)       consider an advisory vote on the compensation of our named executive officers as disclosed in these materials;

(3)       ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year; and

(4)       transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	Stockholders of record at the close of business on March 4, 2013, the record date, are entitled to notice of, and to vote at, the annual meeting, and any adjournments or postponements thereof.

Eligible Voters:

A list of the stockholders entitled to vote at the annual meeting will be open for examination by any stockholder, for any purpose germane to the annual meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, at the Company’s principal executive office located at 4441 West Airport Freeway, Irving, Texas 75062. The list shall also be available for examination during the annual meeting by any stockholder who is present at the meeting.

Notice Regarding the Availability of Proxy Materials:

In accordance with the rules of the United States Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice Regarding the Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2012 annual report to most of our stockholders. The Notice Regarding the Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet.

The Notice Regarding the Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2012 annual report and a form of proxy card or voting instruction card. All stockholders who do not receive a Notice Regarding the Availability of Proxy Materials will receive paper copies of the proxy materials by mail. We believe this process allows us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

If you received a paper copy of a proxy card or voting instruction card by mail, you may vote by completing, signing, dating and returning your proxy card or voting instruction card in the envelope provided. You may also vote by telephone at 1-800-690-6903 or via the Internet at http://www.proxyvote.com using the control number shown on your proxy card or voting instruction card. Any stockholder attending the annual meeting may vote in person in accordance with the procedures set forth in the proxy statement. If you have returned a proxy card or voting instruction card or otherwise voted, you may revoke your prior instructions and cast your vote at the annual meeting by following the procedures described in the proxy statement.

March 18, 2013

By order of the Board of Directors,

/s/ JAY YOUNG

JAY YOUNG
General Counsel

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS OF

CEC ENTERTAINMENT, INC.

TO BE HELD ON APRIL 30, 2013

CEC ENTERTAINMENT, INC.

4441 WEST AIRPORT FREEWAY

IRVING, TEXAS 75062

(972) 258-8507

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of CEC Entertainment, Inc., a Kansas corporation (the “Company”), in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders to be held at 8:00 a.m., Central Time, on April 30, 2013 at the Chuck E. Cheese’s located at 3903 West Airport Freeway, Irving, Texas 75062. The term “Company” when used in this proxy statement refers to CEC Entertainment, Inc. but may also, as the context may require, refer to CEC Entertainment, Inc. and its subsidiaries. In this proxy statement, we may also refer to the Company as “CEC,” “we,” “our” or “us.”

We invite you to attend the meeting in person and if you need special assistance at the meeting or directions to the meeting place, you may contact our General Counsel, Jay Young, by writing him at 4441 West Airport Freeway, Irving, Texas 75062, by telephone at (972) 258-8507 or by email at jyoung@cecentertainment.com.

Under rules adopted by the United States Securities and Exchange Commission, we have chosen to provide our stockholders with the choice of accessing the 2013 annual meeting proxy materials over the Internet, rather than receiving printed copies of the materials through the mail. A Notice Regarding the Availability of Proxy Materials is being mailed to our stockholders who have not previously requested electronic access to our proxy materials or paper proxy materials. The notice contains instructions on how you may access and review our proxy materials on the Internet and how you may vote your shares over the Internet. The notice will also tell you how to request our proxy materials in printed form or by e-mail, at no charge. The notice contains a 12-digit control number that you will need to vote your shares. If you received the notice, please keep the notice for your reference through the meeting date.

We anticipate that the Notice Regarding the Availability of Proxy Materials and any paper proxy materials previously requested will be mailed to stockholders beginning on or about March 18, 2013.

VOTING INFORMATION

Q: What items of business will be voted on at the annual meeting?

A: The items of business scheduled to be voted on at the annual meeting are:

1.	to elect Richard M. Frank, General (ret) Tommy Franks, Michael H. Magusiak, Tim T. Morris, Louis P. Neeb, Cynthia Pharr Lee, Bruce M. Swenson, Walter Tyree and Raymond E. Wooldridge as directors to serve for a term of one year;

2.	to consider an advisory vote on the compensation of our named executive officers as disclosed in these materials;

3.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year; and

4.	to transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

Q: How does the Board of Directors recommend that I vote?

A: Our Board of Directors recommends that you vote your shares:

1.	“FOR” each of the director nominees named in this proxy statement;

2.	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in these materials; and

3.	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year.

Q: What shares can I vote?

A: You may vote all shares owned by you as of the close of business on the record date, March 4, 2013, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, bank or other nominee (by instructing the broker, bank or nominee). The record date for stockholders entitled to notice of, and to vote at the annual meeting is March 4, 2013. At the close of business on the record date, the Company had issued and outstanding 18,091,445 shares of common stock, $0.10 par value. No other class of securities of the Company is authorized or entitled to notice of, or to vote at, the annual meeting. You are entitled to one vote for each share of common stock owned by you at the close of business on the record date.

Q: How can I vote?

A: You can vote by telephone, by Internet, by mail (if you have requested paper copies of the proxy materials) or at the annual meeting, as described below. We encourage you to vote promptly. Internet and telephone voting is available from the time of mailing the Notice Regarding the Availability of Proxy Materials through 11:59 p.m., Eastern Time on Monday, April 29, 2013. You may vote in any of the following ways:

By Telephone.    You have the option to vote your shares by telephone. In order to vote your shares by telephone, please go to http://www.proxyvote.com and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Materials. You will be provided with a telephone number for voting at that site. Alternatively, if you request paper copies of the proxy materials, your proxy card will have a toll-free telephone number and 12-digit control number that you may use to vote your shares. When you vote by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the telephone voting instructions you receive from your broker, bank or other nominee.

By Internet.    You can also vote your shares by the Internet. The Notice Regarding the Availability of Proxy Materials indicates the Web site you may access for Internet voting using the 12-digit control number included in the notice. Alternatively, if you request paper copies of the proxy materials, your proxy card will indicate the Web site you may access for Internet voting using the 12-digit control number included on the proxy card. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions you receive from your broker, bank or other nominee. You may incur telephone and Internet access charges if you vote by the Internet.

By Mail.    If you elect to receive your proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your broker, bank or other nominee.

At the Meeting.    The way you vote your shares now will not limit your right to change your vote at the annual meeting if you or your proxy attend in person and vote at the annual meeting. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting. A list of stockholders eligible to vote at the annual meeting will be available for inspection at the annual meeting and for a period of ten days prior to the annual meeting during regular business hours at our principal executive offices located at 4441 West Airport Freeway, Irving, Texas 75062.

All shares that have been properly voted and not revoked will be voted as you have directed at the annual meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Q: Once I have voted, can I change my vote?

A: You can revoke your proxy and change your vote, as desired, at any time before your shares are voted if you (1) submit a written revocation to our General Counsel, Jay Young, before the shares are voted at the meeting, (2) submit a timely later-dated proxy (or voting instruction form if you hold shares in street name), (3) provide timely subsequent telephone or Internet voting instructions or (4) vote in person at the meeting. Your attendance at the annual meeting alone will not revoke your proxy or change your vote.

If you are the beneficial owner of shares held in “street name” by your broker, bank or other nominee and you have instructed such broker, bank or other nominee to vote your shares, you must follow directions received from such broker, bank or other nominee to change those instructions.

Q: What is the difference between holding shares as a “stockholder of record” and as a “street name” holder?

A: Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own names and their shares are said to be held in “street name.” Some distinctions between shares held of record and shares held in street name are summarized below.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares and these proxy materials are being sent or made available to you directly by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting.

Shares Held in Street Name.    If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote.

If you are a beneficial owner whose shares are held in street name, you are not the stockholder of record and you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” giving you the right to vote your shares at the annual meeting from the broker, bank or other nominee that holds your shares in street name. If your shares are held in street name, your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Q: Who can help answer my questions?

A: If you have any questions about the annual meeting or how to vote or revoke your proxy or if you need additional copies of our annual report, this proxy statement or voting materials, you should contact our General Counsel, Jay Young, at (972) 258-8507.

Q: How many shares must be present or represented to conduct business at the annual meeting?

A: A quorum must be present or represented to conduct business at the annual meeting. A majority of the number of outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting for purposes of all proposals listed in this proxy statement. As of March 4, 2013, there were 18,091,445 shares of common stock, $0.10 par value issued, outstanding and entitled to vote. If a quorum is not present or represented at the annual meeting, but holders of at least 25 percent of the outstanding shares of common stock entitled to vote at the annual meeting are present in person or represented by proxy, the holders of a majority of such shares have the power to adjourn the annual meeting from time to time, without notice, other than by announcement at the annual meeting, until a quorum is present or represented. In addition, the chairperson of the meeting has the power to adjourn the annual meeting to another place, date and time. At any such adjourned annual meeting at which a quorum is present or represented, any business may be transacted that might have been transacted on the original date of the annual meeting.

Q: Who will count the votes?

A: Votes cast by proxy or in person shall be counted by a person or persons appointed by the Company to act as our inspector or inspectors of election for the annual meeting. The inspector of election appointed for the annual meeting will certify the results.

Q: How are votes counted?

A: In the election of the directors, you may vote “FOR” the Company's nominees or you may “WITHHOLD AUTHORITY” with respect to any or all of the nine Company nominees. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. In the case of this annual meeting, where specific instructions are not indicated, the Board of Directors’ proxy holders will vote the shares represented by all valid proxy or voting instruction cards received (1) “FOR” the election of Richard M. Frank, General (ret) Tommy Franks, Michael H. Magusiak, Tim T. Morris, Louis P. Neeb, Cynthia Pharr Lee, Bruce M. Swenson, Walter Tyree and Raymond E. Wooldridge as directors to serve for a term of one year, (2) “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in these materials and (3) “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year.

If you are a beneficial owner and hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction form, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers, banks and other nominees have the discretion to vote on “routine” matters, but do not have discretion to vote on matters that are not considered “routine.” The proposal relating to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year is considered a routine matter. As a result, brokers, banks and other nominees holding shares for a beneficial owner in street name may vote on this proposal, even if no voting instructions are provided by the beneficial owner. The proposals relating to the election of directors and the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials are not considered routine matters. Consequently, if you do not provide your broker, bank or other nominee with your voting instructions for any one of these proposals, the broker, bank or other nominee cannot vote your shares on that proposal, which is referred to as a “broker non-vote.”

The enclosed proxy card or voting instruction form also grants the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters.

Q: What vote is required to approve each of the proposals?

A: The proposals to be voted on at the annual meeting and the required vote for each proposal’s approval are set forth below.

Proposal 1:    To elect Richard M. Frank, General (ret) Tommy Franks, Michael H. Magusiak, Tim T. Morris, Louis P. Neeb, Cynthia Pharr Lee, Bruce M. Swenson, Walter Tyree and Raymond E. Wooldridge as directors to serve for a term of one year. Directors are elected by a plurality of the votes cast for the election of directors at the annual meeting and the nine Company nominees receiving the greatest number of votes out of all votes cast for the election of directors will be elected.

Proposal 2:    To approve, on an advisory basis, the compensation of our named executive officers as disclosed in these materials. This proposal represents an advisory vote and the results will not be binding on our Board of Directors or the Company. The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon will constitute the stockholders’ non-binding approval with respect to the compensation of our named executive officers as disclosed in these materials. The Board of Directors and the Compensation Committee, which is comprised of independent directors, will take into account the outcome of the vote when considering future executive compensation decisions.

Proposal 3:    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year. The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon will be required to approve this proposal.

Q: How are abstentions and broker non-votes counted?

A: Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present. The proposal relating to the election of directors is determined by plurality vote. Because there is no minimum vote required for approval of this proposal, abstentions or withhold votes and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Abstentions are counted in determining the total number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will have the same effect as a vote against the proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in these materials and a vote against the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year . Broker non-votes are not counted in determining the number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will not affect the outcome of the voting on these proposals.

Q: What happens if additional matters are presented at the annual meeting?

A: We are not aware of any business to be acted upon at the annual meeting other than the items of business described in this proxy statement. If you grant a proxy on the form used in the solicitation by the Board of Directors that is attached to this proxy statement, the persons named as proxy holders, Jay Young and David Deck, will each have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason one or more of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate(s) as may be nominated by the Board of Directors.

Q: Who will bear the cost of soliciting votes for the annual meeting?

A: The Company is making this solicitation on behalf of the Company’s Board of Directors and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Upon request, we will reimburse brokers, banks or other nominees for reasonable expenses incurred by them in forwarding the proxy materials to the beneficial owners of our shares of common stock.

Q: Is this proxy statement the only way that proxies are being solicited?

A: No. In addition to distributing these proxy materials, certain of our directors, officers or employees may solicit proxies by telephone, facsimile, email or personal contact. They will not be specifically compensated for doing so. The Company has also retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $7,500, plus administrative costs and any other reasonable out-of-pocket disbursements.

Q: Where can I find the voting results of the annual meeting?

A: We intend to announce preliminary voting results at the annual meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the Securities and Exchange Commission within four business days after the annual meeting. If final results are not yet known within that four business day period, we will disclose preliminary voting results in the Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

Q: What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2014 annual meeting of stockholders?

A: Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2014 annual meeting of stockholders, by submitting their proposals to us in a timely manner. Such proposals will be included if received at our principal executive offices not later than November 19, 2013 and if they otherwise comply with the requirements of Rule 14a-8.

Notice of any director nomination or other stockholder proposal that you intend to present at the 2014 annual meeting of stockholders, but do not intend to have included in our proxy statement relating to, and for consideration at, the 2014 annual meeting of stockholders, must be received at our principal executive offices not earlier than the close of business on December 31, 2013 and not later than the close of business on January 30, 2014. In addition, your notice must set forth the information required by the Company's Amended and Restated Bylaws (the “Bylaws”) with respect to each director nomination or other proposal that you intend to present at the 2014 annual meeting of stockholders.

Q: How may I obtain CEC’s Annual Report for the year ended December 30, 2012?

A: If you requested paper copies of the proxy materials by mail, the Annual Report was included with such materials. The proxy materials and Annual Report are also available on the Internet at http://www.proxyvote.com. Stockholders may obtain a copy of the Annual Report, including the financial statements and financial statement schedules, without charge, by writing to our General Counsel, Jay Young, at our principal executive offices located at 4441 West Airport Freeway, Irving, Texas 75062. Our Annual Report and our filings with the Securities and Exchange Commission can also be accessed on our website at http://www.chuckecheese.com under “Investor Relations–Annual Reports.” The Annual Report is not part of the proxy soliciting materials.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine directors. At the 2010 annual meeting of stockholders, the Board of Directors recommended and the Company’s stockholders approved an amendment to the Company’s Second Restated Articles of Incorporation (the “Articles of Incorporation”) that eliminated the Board of Director’s classified structure over a three-year period. The 2013 annual meeting is the first meeting at which the entire Board of Directors will be up for reelection to serve for one-year terms expiring at the next annual meeting.

The Board of Directors has nominated Richard M. Frank, General (ret) Tommy Franks, Michael H. Magusiak, Tim T. Morris, Louis P. Neeb, Cynthia Pharr Lee, Bruce M. Swenson, Walter Tyree and Raymond E. Wooldridge for election as directors, and each have expressed their willingness to serve as directors if elected. However, if any nominee becomes unavailable to serve at the time of the annual meeting, the Board of Directors may provide for a lesser number of directors or designate substitute nominees. If substitute nominees are designated, the persons named in the enclosed proxy will vote proxies for the remaining nominees and any substitute nominees, unless otherwise instructed by a stockholder.

The following table lists the names and ages, as of March 18, 2013, of the director nominees and the year in which each director was first elected as a director of the Company.

Nominee Directors	Age	Director Since
Richard M. Frank	65	1985

General (ret) Tommy Franks	67	2008

Michael H. Magusiak	56	1988

Tim T. Morris	66	1997

Louis P. Neeb	73	1994

Cynthia Pharr Lee	64	1994

Bruce M. Swenson	67	2011

Walter Tyree	61	1997

Raymond E. Wooldridge	74	1997

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NAMED NOMINEE DIRECTORS.

CORPORATE GOVERNANCE

Board Leadership Structure and Risk Oversight

Our Company is led by Michael H. Magusiak and Richard M. Frank. Messrs. Magusiak and Frank have a combined tenure with the Company of over 50 years. Mr. Magusiak served as President of the Company from June 1994 to December 2008 and since December 2008 has served as President and Chief Executive Officer of the Company. Mr. Magusiak has been a member of the Board of Directors since 1988. Mr. Frank served as Chairman of the Board of Directors and Chief Executive Officer of the Company from March 1986 to December 2008 and since December 2008 has served as Executive Chairman of the Board of Directors and remained as an employee of the Company. The Company’s Board of Directors is currently comprised of Mr. Magusiak, Mr. Frank and seven independent directors.

In December 2008, based upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors approved the separation of the positions of Chief Executive Officer and Chairman of the Board upon the promotion of Mr. Magusiak to Chief Executive Officer. The Board of Directors believes that by separating the duties of Executive Chairman of the Board from the President and Chief Executive Officer it is able to achieve a greater degree of independence in terms of the leadership of the Board of Directors without losing the benefit of Mr. Frank’s long tenure with the Company and leadership capabilities. Further, the Board of Directors believes this separation improves the Board’s oversight of management, provides greater accountability of management to stockholders and allows the President and Chief Executive Officer to focus on managing the Company’s business, while allowing the Executive Chairman to focus on more effectively leading the Board of Directors and overseeing the Company’s general strategic direction.

During 2009 and 2010, the Nominating/Corporate Governance Committee evaluated the Company’s corporate governance policies and determined that it would be desirable to implement a counterbalancing governance structure since the Executive Chairman of the Board is a former Chief Executive Officer of the Company and still employed with the Company. In February 2010, based upon the recommendation of the Nominating/Corporate Governance Committee, the Company amended its Corporate Governance Guidelines to provide for the annual appointment of a Lead Independent Director, by the Company’s independent directors, for a one-year term. Since February 2010, Raymond E. Wooldridge has served as the Company’s Lead Independent Director. The Board of Directors believes that a Lead Independent Director improves corporate governance and strengthens the integrity of the Board of Directors by ensuring that a strong, independent director helps guide the Board of Directors and provides independent oversight of management. Further, the Company’s Lead Independent Director helps facilitate dialogue between the Board of Directors and stockholders by specifically identifying an independent director available for consultation and communication.

Pursuant to the Company’s Bylaws, the Chairman of the Board of Directors is responsible for (a) presiding over all meetings of the Board of Directors and stockholders and (b) setting the agendas for all Board of Director and stockholder meetings. Pursuant to the Company’s Corporate Governance Guidelines, the Lead Independent Director (a) has the separate authority to call for and conduct executive sessions of the Board of Directors at which only outside, independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Independent Director or a majority of the outside, independent directors, (b) presides at all meetings of the Board of Directors at which the Executive Chairman of the Board is not present, including executive sessions of independent directors, (c) serves as a liaison between the Executive Chairman and the independent directors, (d) approves meeting agendas and materials sent to the Board of Directors that are initially prepared by or under the direction of the Executive Chairman, (e) approves meeting schedules that are initially prepared by the Executive Chairman in order to assure that there is sufficient time for discussion of all agenda items, (f) makes recommendations to the Executive Chairman or the Board of Directors regarding matters for consideration by the Board of Directors and (g) if requested by major stockholders, is available for consultation and direct communication.

The Board of Directors has three standing committees: Audit, Compensation and Nominating/Corporate Governance. Each of the committees is comprised solely of independent directors, with each of the three committees having a separate chair. While the Audit Committee has primary responsibility for risk oversight, both our Audit Committee and our entire Board of Directors are actively involved in risk oversight on behalf of the Company and both receive a report on the Company’s risk management activities from our executive management team on a regular basis. Members of both the Audit Committee and the Board of Directors also engage in periodic discussions with our Executive Chairman, President and Chief Executive Officer, Chief Financial Officer, General Counsel and other officers of the Company as they deem appropriate to ensure that risk is being properly managed at the Company. In addition, each of the committees of the Board of Directors considers risks associated with its respective area of responsibility. For example, the Company’s Compensation Committee considers the risks that may be associated with how the Company’s executive compensation programs are structured and the Company’s Nominating/Corporate Governance Committee is responsible for ensuring the Company’s corporate governance practices are structured in a way that ensures the Board of Directors is able to execute on its risk oversight responsibilities effectively.

Corporate Governance Guidelines

The Board of Directors, based upon the recommendation of the Nominating/Corporate Governance Committee, has adopted the CEC Entertainment, Inc. Corporate Governance Guidelines which are designed to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. Among other matters, the Corporate Governance Guidelines include the following items concerning the Board of Directors:

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establishes the general practices the Board of Directors will follow with respect to making decisions regarding board composition and selection, board meetings and involvement of senior management in board meetings, board committees and director compensation;

•	sets forth the authority, responsibilities and duties of the Lead Independent Director;

•	limits director service on other public boards to a maximum of four;

•	requires a director to submit his or her resignation to the Board in the event of a substantial change in the director’s principal occupation or business during his or her tenure;

•	establishes minimum Company stock ownership requirements for certain executive management as well as non-employee directors;

•	oversees the annual evaluation of the effectiveness of the Board;

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requires annual review of the Company’s executive management succession plans by the Nominating/Corporate Governance Committee in consultation with the Chief Executive Officer and Executive Chairman; and

•	encourages continuing education and training for directors.

Stockholder Access to Corporate Governance Information

The Corporate Governance Guidelines, as well as the charters for the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee may be viewed on our website at http://www.chuckecheese.com under “Investor Relations–Governance” and are available in print to any stockholder who requests them from the Company.

The Code of Business Conduct and Ethics applicable to all of our directors and employees may be viewed on our website at http://www.chuckecheese.com under “Investor Relations–Governance” and is available in print to any stockholder who requests it from the Company. We will disclose any amendments to or, with respect to directors and executive officers, waivers from the Code of Business Conduct and Ethics on the Company’s website.

The Code of Ethics applicable to our Chief Executive Officer, President and senior financial officers may be viewed on our website at http://www.chuckecheese.com under “Investor Relations–Governance” and is available in print to any stockholder who requests it from the Company. We will disclose any amendments to or waivers from the Code of Ethics on the Company’s website.

Director Attendance; Access to Management and Outside Consultants

Directors are expected to attend all meetings of the Board of Directors and each committee on which they serve, and the Board of Directors encourages all its members to attend each annual meeting of stockholders. In May 2012, the entire Board of Directors, excluding Ms. Pharr, was present at the 2012 annual meeting of stockholders.

Non-employee directors have access to individual members of management or to other employees of the Company on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at the Company’s expense. Directors also have access to our records and files, and directors may contact other directors without informing management of the purpose or even the fact of such contact.

Nominations of Directors

The Nominating/Corporate Governance Committee identifies, considers and, if appropriate, recommends candidates for election to the Board of Directors, whether such candidate is submitted by a director, management or a stockholder. In making its selection of candidates to recommend for election, the Nominating/Corporate Governance Committee seeks persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company. Although no search firm has been used to date, the Nominating/Corporate Governance Committee may engage a search firm to assist in identifying qualified candidates.

The minimum qualifications that the Nominating/Corporate Governance Committee believes must be met for a candidate to be nominated include integrity, independence, forthrightness, analytical skills and the willingness to devote appropriate time and attention to the Company’s affairs. Candidates should also demonstrate a willingness to work as part of a team in an atmosphere of trust and a commitment to represent the interests of all the stockholders rather than those of a specific constituency.

Specifically, in identifying and evaluating nominees for director, the Nominating/Corporate Governance Committee seeks to ensure that the Board of Directors possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating/Corporate Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if his or her election would further the goals described above, the Nominating/Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint, industry knowledge and the qualifications described above.

The Nominating/Corporate Governance Committee believes that significant consideration should be given to having a diversity of backgrounds, skills, and perspectives among the directors. In the selection of directors, the Nominating/Corporate Governance Committee may consider the diversity of Board of Directors membership in terms of expertise, age, gender, race, education, experience, knowledge, and other attributes which contribute to the Board of Directors’ diversity.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders. If a stockholder has a suggestion for candidates for election to the Board of Directors at the 2014 annual meeting of stockholders, the recommendation should be submitted in writing to the General Counsel, Jay Young, of the Company at 4441 West Airport Freeway, Irving, Texas 75062, not earlier than the close of business on December 31, 2013 and not later than the close of business on January 30, 2014 to allow the Nominating/Corporate Governance Committee sufficient time to evaluate the candidate and his or her qualifications. Submissions should include each of the following:

•	the name and record address of the stockholder and beneficial owner, if any, submitting a candidate;

•

the number of shares of common stock and any derivative instruments with a right to acquire any underlying common stock that are owned beneficially or of record by the stockholder and such beneficial owner;

•	any direct or indirect opportunity that the stockholder has to profit from any increase or decrease in the value of the shares of the Company;

•	any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of the Company;

•	any rights to dividends on the shares of the Company owned beneficially by the stockholder that are separated or separable from the underlying shares of the Company;

•

any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which the stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•	any performance related fees that the stockholder is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments;

•

all other information relating to the stockholder and beneficial owner, if any, that is required to be disclosed in the proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act;

•	all information relating to each individual to be nominated that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, any other material relationships, between or among the stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert; and

•	for each nominee for election to the Board of Directors, a complete and signed questionnaire, representation and agreement as required by the Company’s Bylaws.

The Nominating/Corporate Governance Committee may request that the stockholder submitting the proposed nominee furnish additional information to determine the eligibility and qualifications of such candidate to serve as a director of the Company. The Nominating/Corporate Governance Committee intends to apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board of Directors.

Qualifications of Director Nominees

All of the director nominees were nominated for re-election because the Nominating/Corporate Governance Committee believes that they have the requisite integrity, independence, business and analytical skills, and forthrightness, as well as a willingness to devote appropriate time and attention to the Company’s affairs, work as a team, and represent the interests of all of the stockholders. In addition, the Nominating/Corporate Governance Committee believes that the director nominees possess, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill the Board of Director’s duties and to achieve its objectives. The Nominating/Corporate Governance Committee also believes that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company.

In addition, the Nominating/Corporate Governance Committee also took into consideration certain individual characteristics and qualifications of the director nominees in determining whether that individual should be nominated for re-election as a director of the Company. The Nominating/Corporate Governance Committee nominated Mr. Frank for re-election based on his extensive restaurant operations experience, his highly specialized family dining and entertainment industry experience and his leadership skills. Mr. Frank possesses approximately 40 years of significant restaurant operations experience, including 28 years of experience with the Company, bringing substantial knowledge to the Board of Directors regarding operational issues and a unique understanding of what is required to successfully operate in the family dining and entertainment industry. Mr. Frank served as Chief Executive Officer of the Company for over 20 years and brings to the Board of Directors exceptional leadership qualities in his role as Executive Chairman.

The Nominating/Corporate Governance Committee nominated General (ret) Franks for re-election based on his extensive leadership and international experience obtained throughout his over 35 year military career. General (ret) Franks is a retired four-star General who served as Commander-in-Chief for the United States Central Command responsible for leading American and Coalition troops in Operation Enduring Freedom in Afghanistan and Operation Iraqi Freedom in Iraq. As the Company continues to expand internationally, the Board of Directors will continue to seek the guidance of General (ret) Franks in formulating the Company’s global strategic direction.

The Nominating/Corporate Governance Committee nominated Mr. Magusiak for re-election based on his extensive restaurant industry experience, his highly specialized family dining and entertainment industry experience, his accounting experience and his leadership skills. Mr. Magusiak possesses significant restaurant industry experience, including approximately 25 years of experience with the Company. During Mr. Magusiak’s tenure with the Company he has served in such capacities as Chief Executive Officer, President, Chief Financial Officer, Treasurer and Controller providing the Board of Directors with a unique understanding of what is required to successfully operate in the family dining and entertainment industry. In addition, Mr. Magusiak is a certified public accountant.

The Nominating/Corporate Governance Committee nominated Mr. Morris for re-election based on his ability to provide valuable insight to the Board of Directors regarding accounting, tax and financial reporting matters, as well as his experience in the finance industry. Mr. Morris brings to the Board of Directors over 20 years of experience at various public accounting firms, including Deloitte & Touche where he was Office Managing Partner. Mr. Morris was also nominated for re-election based on his ability to serve as a member of the Company’s Audit Committee and as an “audit committee financial expert.” In addition, Mr. Morris has over 20 years of private equity experience and has been President of two investment firms. The Board of Directors relies on Mr. Morris to provide it with key strategic input regarding decisions related to evaluating and accessing the capital markets.

The Nominating/Corporate Governance Committee nominated Mr. Neeb for re-election based on his extensive restaurant operations experience and his leadership skills. Mr. Neeb possesses over 35 years of significant restaurant industry experience bringing substantial knowledge to the Board of Directors regarding issues facing companies in the restaurant industry. In addition, Mr. Neeb has served as Chief Executive Officer at Mexican Restaurants, Inc. and Spaghetti Warehouse, Inc. and is currently serving on the Board of Directors of Denny’s Corporation, bringing to the Board of Directors substantial leadership experience.

The Nominating/Corporate Governance Committee nominated Ms. Pharr Lee for re-election based on her leadership skills and her extensive marketing, public relations and issues management experience. Ms. Pharr Lee has served as Chief Executive Officer/President at several public relations firms and counseled numerous restaurant companies, bringing to the Board of Directors exceptional leadership qualities. In addition, Ms. Pharr Lee is able to offer unique insight and direction to the Board of Directors regarding the Company’s public relations strategy and risk management because she has more than 20 years of experience in corporate counseling and ongoing board education in risk management and governance.

The Nominating/Corporate Governance Committee nominated Mr. Swenson for re-election based on his experience in the financial services and accounting industries. Mr. Swenson has over 30 years of experience in the investment banking industry and has served in senior leadership roles at several investment banking firms. Mr. Swenson also has accounting experience and was formerly a certified public accountant with Peat Marwick, a public accounting firm and a predecessor firm to KPMG LLP. Mr. Swenson was also nominated for re-election based on his ability to serve as a member of the Company’s Audit Committee and as an “audit committee financial expert.”

The Nominating/Corporate Governance Committee nominated Mr. Tyree for re-election based on his extensive restaurant operations experience. Mr. Tyree possesses over 30 years of significant restaurant operations experience at various companies including Steak & Ale, Boston Market Corporation and CBRL Group, Inc., bringing substantial knowledge to the Board of Directors regarding operational issues. Specifically, during Mr. Tyree’s tenure at Steak & Ale, Mr. Tyree was promoted from an assistant manager to a regional director, spending 18 years in various operational leadership positions. At Boston Market Corporation, during Mr. Tyree’s time as an area developer in Texas, he grew the Boston Market concept by 70 units in five years. In addition, during his 13 year tenure at Boston Market Corporation, Mr. Tyree consolidated all of the company’s area developers into one operational platform nationwide, as well as assembled and managed an operations field leadership, training group and human resources department. During the last five years, Mr. Tyree has been focused on field operations leadership at CRBL Group, Inc. as a Regional Vice President.

The Nominating/Corporate Governance Committee nominated Mr. Wooldridge for re-election based on his experience in the finance industry. Mr. Wooldridge has over 30 years of experience in the securities and investment banking industry and served as President and Chief Executive Officer at two securities firms. The Board of Directors relies on Mr. Wooldridge to provide it with key strategic input regarding decisions related to evaluating and accessing the capital markets.

ADDITIONAL INFORMATION REGARDING THE EXECUTIVE OFFICERS

The following table sets forth the names and certain other information regarding the executive officers of the Company as of March 18, 2013:

Name	Age	Position	Year First Elected as Executive Officer
Richard M. Frank	65	Executive Chairman	1985

Michael H. Magusiak	56	President and Chief Executive Officer	1988

J. Roger Cardinale	53	Executive Vice President, Development and Purchasing; President, International	1999

Randy G. Forsythe	51	Executive Vice President, Director of Operations	2008

Tiffany B. Kice	45	Executive Vice President, Chief Financial Officer and Treasurer	2010

Scott A. McDaniel	42	Executive Vice President, Chief Marketing Officer	2011

Laurie E. Priest	40	Vice President, Controller	2012

We refer to Messrs. Frank, Magusiak, Cardinale and McDaniel and Ms. Kice collectively as our “named executive officers” in this proxy statement.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS AND DIRECTORS

A brief description of the business experience of the directors and executive officers of the Company is provided below.

MICHAEL H. MAGUSIAK was elected President of the Company in June 1994 and Chief Executive Officer in December 2008. He previously served as Executive Vice President, Chief Financial Officer and Treasurer of the Company from June 1988 to June 1994. He has also served as a member of the Board of Directors of the Company since 1988. He was Vice President of the Company from October 1987 to June 1988 and Controller of the Company from July 1987 to January 1989. He joined the Company in July 1987. Mr. Magusiak is a Certified Public Accountant.

RICHARD M. FRANK has been Executive Chairman of the Company since December 2008. From March 1986 to December 2008, Mr. Frank served as Chairman of the Board and Chief Executive Officer of the Company and has been a member of the Board of Directors of the Company since June 1985. He served as President and Chief Operating Officer from June 1985 until October 1988. He joined the Company in 1985. Since February 2006, Mr. Frank has served as a director of Westwood Holdings Group, Inc., a New York Stock Exchange listed company, and Westwood Trust Company.

J. ROGER CARDINALE has served as Executive Vice President of Development and Purchasing of the Company since December 1999. In 2013, he was named President of the Company’s International Division. He previously served as Senior Vice President of Purchasing from March 1998 to December 1999 and Senior Vice President of Real Estate from January 1999 to December 1999. From January 1993 to March 1998, he served as Vice President of Purchasing and, from September 1990 to January 1993, he served as Director of Purchasing. Mr. Cardinale also held various other positions with the Company from November 1986 to September 1990.

RANDY G. FORSYTHE has served as Executive Vice President, Director of Operations of the Company since September 2008. Prior to that time he served as Senior Vice President from February 2000 to September 2008. Mr. Forsythe served as a Regional Vice President from November 1997 to February 2000. From November 1982 to November 1997, Mr. Forsythe held various positions in operations with the Company.

TIFFANY B. KICE has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since August 2010. From September 1995 to August 2010, Ms. Kice was employed by KPMG LLP, a public accounting firm, where she served as an Audit Partner from October 2006 through August 2010. During her tenure at KPMG, Ms. Kice performed financial statement audits, audits of internal controls, and other related services for several large public companies, including a significant number of multi-location companies in the restaurant and retail industries. Ms. Kice is a Certified Public Accountant.

SCOTT A. MCDANIEL has served as Executive Vice President, Chief Marketing Officer of the Company since October 2011. From 1996 to 2011, Mr. McDaniel was employed by PepsiCo, Inc., a global food, snack and beverage company, where he held various sales and marketing leadership roles with respect to some of PepsiCo’s largest food and beverage customers, including most recently serving as Vice President/GM National Sales for PepsiCo’s Walmart customer team.

LAURIE E. PRIEST has served as Vice President, Controller of the Company since March 2012. Prior to joining the Company, Ms. Priest served as Manager of Accounting Standards at Kimberly-Clark Corporation, a New York Stock Exchange listed company engaged in the manufacturing and marketing of essential products made from natural or synthetic fibers, from January 2010 to February 2012. From October 2003 to November 2009, Ms. Priest held various financial positions including Director, Financial Reporting with Centex Corporation (a predecessor to PulteGroup, Inc.), a New York Stock Exchange listed company in the residential homebuilding and mortgage lending industry. From September 1996 to October 2003, Ms. Priest worked for public accounting firms, where she held various roles, including most recently Audit Senior Manager with KPMG LLP. Ms. Priest is a Certified Public Accountant.

GENERAL (RET) TOMMY FRANKS was elected as an independent director of the Company in March 2008. General (ret) Franks has operated Franks & Associates, LLC, a private consulting firm, since 2003. General (ret) Franks served in the United States Army from 1965 to 2003. In August 2003, he retired as a four star general. From 2006 to 2009, General (ret) Franks served on the Board of Directors and Audit Committee of Bank of America, NA, a New York Stock Exchange listed company. From 2005 to 2007, General (ret) Franks served on the Board of Directors of OSI Restaurant Partners, Inc., a New York Stock Exchange listed restaurant company.

TIM T. MORRIS was elected as an independent director of the Company in June 1997. Mr. Morris has been the President of Morris Capital Management, LLC, an investment firm since January 1992. From 1990 through 2002, Mr. Morris was the President of River Associates, LLC, an investment firm. From 1981 through 1990, Mr. Morris was an Office Managing Partner of Deloitte & Touche, a public accounting firm. From 1977 through 1981, Mr. Morris was a Partner of Rogers, Morris, Millsaps & Underwood, CPA’s, a public accounting firm. From 1968 through 1977, Mr. Morris was a Partner of Hazlett, Lewis & Bieter, CPA’s, a public accounting firm. From December 2010 through February 2011, Mr. Morris served on the Board of Directors and Audit Committee of First Security Group, Inc., a Nasdaq listed company.

LOUIS P. NEEB was elected as an independent director of the Company in August 1994. Mr. Neeb has served as Chairman Emeritus of Mexican Restaurants, Inc. (f/k/a Casa Olé Restaurants, Inc.), a restaurant company, since May 2010 and was Chairman of the Board from October 1995 to May 2010. Mr. Neeb also served as Chief Executive Officer of Mexican Restaurants, Inc. from February 1996 through May 2002, and as Interim Chief Executive Officer from December 2006 through April 2007. From August 1982 to present, Mr. Neeb has been President of Neeb Enterprises, Inc., a management consulting firm specializing in consulting to restaurant companies. From July 1991 through January 1994, Mr. Neeb was President and Chief Executive Officer of Spaghetti Warehouse, Inc., a restaurant company. Mr. Neeb also served as Chairman of the Board of Burger King Corporation from September 1980 to June 1982. From January 2008 to present, Mr. Neeb has also served as a director of Denny’s Corporation. Mr. Neeb also served as a member of the board of directors of both the Franchise Finance Corporation of America, a publicly-traded real estate trust that provides real estate for restaurants from 1994 through 2001, and Silver Diner, Inc., a restaurant company, from 1994 to 2007. Mr. Neeb is the Chairman of our Nominating/Corporate Governance Committee.

CYNTHIA PHARR LEE was elected as an independent director of the Company in August 1994. Since 1993, Ms. Pharr Lee has served as President of C. Pharr & Company, a communications and marketing consulting firm. A co-founder of Texas Women Ventures Fund, Ms. Pharr Lee serves on the Fund’s Investment Advisory Committee and is also a board member of Southwest Venture Forum. Ms. Pharr Lee is a former President of Executive Women of Dallas and National Chairman of the Counselor’s Academy of the Public Relations Society of America. From May 1989 through February 1993, Ms. Pharr Lee was President and Chief Executive Officer of Tracy Locke/Pharr Public

Relations, a division of Omnicom, a New York Stock Exchange listed company. From August 1986 through April 1989, Ms. Pharr Lee was President and Owner of C. Pharr & Company, a public relations agency. Ms. Pharr Lee served as a Director of Spaghetti Warehouse, Inc., a restaurant company, from August 1991 through January 1999. In 2008, Ms. Pharr Lee was elected to the board of directors of Behringer Harvard Opportunity REIT II, Inc., a real estate investment trust.

BRUCE M. SWENSON was elected as an independent director of the Company in June 2011. Mr. Swenson currently serves as a Managing Director for the investment banking firm Stephens Inc. Prior to joining Stephens Inc. in 1999, Mr. Swenson served as Senior Managing Director for the investment banking firm Everen Securities, Inc. from 1998 to 1999. From 1992 to 1998, Mr. Swenson worked for Principal Financial Securities, Inc., an investment banking firm, where he was Senior Vice President and head of the Corporate Finance Department from 1996 to 1998. Mr. Swenson was a Senior Vice President at Southwest Securities, Inc., an investment banking firm, from 1990 to 1992. From 1980 to 1990, Mr. Swenson was a Senior Vice President and Managing Director at Rotan Mosle Inc., an investment banking firm. Mr. Swenson was an accountant from 1976 to 1980 at Peat Marwick, a public accounting firm and a predecessor firm to KPMG LLP, where he worked in the audit and private business advisory departments. Mr. Swenson is the Chairman of our Audit Committee.

WALTER TYREE was elected as an independent director of the Company in June 1997. Since September 2006, Mr. Tyree has served as Regional Restaurant Vice President of CBRL Group, Inc., a holding company that, through its subsidiaries, is engaged in the operation and development of the Cracker Barrel Old Country Store. Mr. Tyree was Chief Operating Officer of Boston Market Corporation, a restaurant company, from March 2004 until June 2005. He previously held the positions of Divisional President for Boston Market from October 1999 until March 2004, and Vice President of Operations for Boston Market from October 1998 until October 1999. Mr. Tyree served as Chief Operating Officer of BCBM Southwest, Inc., a Boston Market franchisee, from January 1993 until October 1998. From 1975 to 1992, Mr. Tyree served in various positions with Steak and Ale, a restaurant company, including as a Regional Director.

RAYMOND E. WOOLDRIDGE was elected as an independent director of the Company in June 1997. Mr. Wooldridge currently serves as a Lead Director of Westwood Holdings Group, Inc., a New York Stock Exchange listed company, and Westwood Trust Company. Mr. Wooldridge previously served as Vice Chairman of the Board of Governors of the National Association of Securities Dealers, Chairman of the National Securities Clearing Corporation and as a director of Security Bank, N.A. Mr. Wooldridge also served as Vice Chairman and Chairman of the Executive Committee of Southwest Securities Group, Inc., a publicly traded securities firm, from 1996 to 1999, and as President, Chief Operating Officer and Chief Executive Officer thereof from 1986 until 1996. Prior thereto, from 1964 through 1986, Mr. Wooldridge served in various positions with Eppler, Guerin and Turner, Inc., a regional brokerage and investment banking firm, most recently as the firm’s President and Chief Executive Officer. Mr. Wooldridge serves as Chairman of the Board of Reeves Bancshares, Inc., the holding company for Stockmans Bank with offices in Southwest Oklahoma and Dallas. From 1993 to 2009, Mr. Wooldridge served as a director of Davidson Cos., Inc. Mr. Wooldridge also served as a director of Davidson Trust Company from 2001 to 2005. Mr. Wooldridge is the Lead Independent Director of the Board of Directors and the Chairman of our Compensation Committee.

Except as set forth above, none of the directors of the Company hold, or held within the past five years, directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

It is the policy of the Company that a majority of the Board of Directors consists of non-employee directors who meet the criteria for independence required by the listing standards of the New York Stock Exchange. The Board of Directors has determined that all of the following non-employee directors are independent under these standards: General (ret) Tommy Franks, Tim T. Morris, Louis P. Neeb, Cynthia Pharr Lee, Bruce M. Swenson, Walter Tyree, and Raymond E. Wooldridge. The Board of Directors has also determined that each of Tim T. Morris and Bruce M. Swenson is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Nine meetings of the Board of Directors were held during 2012. During 2012, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which they served. The non-employee directors also meet periodically in executive session without management present. The Company’s Lead Independent Director, Raymond E. Wooldridge, serves as the presiding director at all executive sessions of the Board of Directors.

The Board of Directors has established a Nominating/Corporate Governance Committee, an Audit Committee, and a Compensation Committee. The responsibilities and composition of each of these committees are described below. The charters for the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee may be viewed on our website at http://www.chuckecheese.com under “Investor Relations–Governance.”

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee currently consists of five directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Nominating/Corporate Governance Committee is responsible for: (a) identifying individuals qualified to become members of the Board of Directors and recommending a group of director nominees to the Board of Directors for each annual meeting of the Company’s stockholders; (b) ensuring that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board of Directors have the benefit of qualified and experienced independent directors; (c) developing and recommending to the Board of Directors a set of effective corporate governance guidelines applicable to the Company; (d) overseeing the evaluation of the Board of Directors and management; (e) recommending the director who should fill the Lead Independent Director role; and (f) taking a leadership role in shaping the Company’s corporate governance.

Under its charter, the Nominating/Corporate Governance Committee is also charged with, among other things, the following responsibilities:

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annually develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, including policies on the size and composition of the Board of Directors, and review and reassess the adequacy of such guidelines and recommend to the Board of Directors any changes deemed appropriate;

•	review possible candidates for Board of Directors membership consistent with the Board of Directors’ criteria for selecting new directors as set forth in the Corporate Governance Guidelines;

•	annually recommend for approval by the Board of Directors, a slate of nominees (a majority of whom shall be independent) for the Board of Directors at the annual meeting of the Company’s stockholders;

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in the event of a vacancy on the Board of Directors in between annual meetings of the Company’s stockholders, recommend for approval by the Board of Directors nominees to fill such vacancy, ensuring that a majority of the directors are independent;

•	recommend directors to be selected for membership on Board of Directors committees;

•	perform Board of Directors performance evaluations on an annual basis;

•	develop management succession plans;

•	review senior management organizational matters;

•	maintain agendas and minutes of its meetings and provide periodic reports on its activities to the Board of Directors;

•	at least annually conduct a self-evaluation to assess the effectiveness of the Nominating/Corporate Governance Committee; and

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to perform any other activities consistent with its charter, the Company’s Articles of Incorporation and Bylaws, and governing laws as the Nominating/Corporate Governance Committee or the Board of Directors deems appropriate.

For further discussion of the Nominating/Corporate Governance Committee’s consideration of nominees for director, see “Corporate Governance–Nominations of Directors” and “Corporate Governance–Qualifications of Director Nominees.”

The Nominating/Corporate Governance Committee held four meetings in 2012. During 2012, the committee was comprised of General (ret) Franks and Messrs. Neeb, Swenson, Tyree and Wooldridge. Mr. Neeb is the current Chairman of the Nominating/Corporate Governance Committee.

Audit Committee

The Audit Committee currently consists of five directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission regulations. Additionally, the Board of Directors has determined that Messrs. Morris and Swenson, are “audit committee financial experts” as defined under the rules of the Securities and Exchange Commission. The Audit Committee provides assistance to the directors in fulfilling their fiduciary responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and financial controls, risk assessment and risk management policies, compliance with legal and regulatory requirements, reporting practices of the Company, and the quality and integrity of the financial reports of the Company.

The primary role of the Audit Committee is to provide financial oversight. Our management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance or certifications as to our financial statements or as to the work of our independent registered public accounting firm. The Audit Committee is directly responsible for the selection, engagement, compensation, retention and oversight of our independent registered public accounting firm.

The Audit Committee’s responsibilities also include, but are not limited to, the following:

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the selection of the independent auditors, considering their independence and effectiveness, the approval of the fees and other compensation to be paid to the independent auditors and the establishment of hiring policies for employees and former employees of the Company’s independent auditors;

•	the review of the scope of the proposed audit for the current year and at the conclusion of the audit reviewing such audit with the independent auditors and financial management of the Company;

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the review with the independent auditors, the Company’s internal auditors and financial and accounting personnel of the quality of accounting principles applied in the financial statements as well as the adequacy and effectiveness of the accounting and financial controls of the Company;

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the review, at least annually, of a report by the independent auditors describing its internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review of the independent auditors or by any governmental inquiry or investigation within the preceding five years and any steps taken by the independent auditors to address any such issues;

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the review of the Company’s annual audited financial statements and the recommendation that such statements be filed in the Form 10-K with the Securities and Exchange Commission and New York Stock Exchange;

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the review with financial management of the quarterly Form 10-Q prior to its filing and the review of earnings press releases and earnings guidance prior to their release to the public, analysts and other third parties;

•	the review of the regular internal reports to management prepared by the internal auditing department;

•	investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate;

•	the annual review and reassessment of the adequacy of the Audit Committee’s Charter;

•	at least annually the conduct of a self-evaluation to assess the effectiveness of the Audit Committee;

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the review with management of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies; and

•	the preparation of a report as required by the rules of the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

The Audit Committee has established a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email at auditcomm@cecentertainment.com.

The Audit Committee held four meetings in 2012. During 2012, the committee was comprised of Ms. Pharr Lee and Messrs. Morris, Neeb, Swenson and Wooldridge. Mr. Swenson is the current Chairman of the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of five directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange, qualifies as a “non-employee director” for purposes of the Exchange Act and satisfies the requirements of an “outside director” for purposes of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. The Compensation Committee is responsible for approving the compensation, including performance bonuses, payable to the executive officers of the Company, and administering the Company’s equity compensation plans (collectively, the “Employee Stock Plans”).

The Compensation Committee acts on behalf of the Board of Directors to establish or recommend the compensation of executive officers of the Company and to provide oversight of our overall compensation programs and philosophy. The Compensation Committee also acts as the oversight committee with respect to the Company’s Employee Stock Plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents. The Compensation Committee may delegate authority for day-to-day administration of the Employee Stock Plans to officers of the Company. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation of our employees, including our executives.

In view of the current economic and financial environment, the Compensation Committee has reviewed the design and operation of the Company’s incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, with management and evaluated the relationship between the Company’s risk management policies and practices and these arrangements. The Compensation Committee believes that the combination of cash and equity incentives reflected in the Company’s executive compensation program is consistent with the Company’s agreed-upon risk profile as maintained by these policies and practices and does not encourage our executives to take excessive or unnecessary risks that threaten the value of the Company.

In this regard, the performance objectives contained in our annual incentive compensation plan have been balanced with those contained in our long-term incentive compensation plan to ensure that both are aligned and consistent with our long-term business plan, our mix of equity-based awards have been allocated to ensure an appropriate combination of incentive and retention objectives, and our stock ownership guidelines have been established to ensure that the interests of our executives have been aligned with the interests of our stockholders.

The Compensation Committee is also responsible for, among other things, the following:

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reviewing and approving corporate goals and objectives relevant to the compensation of the Executive Chairman and Chief Executive Officer, evaluating their performance in light of these goals and objectives, and setting their compensation based on this evaluation;

•	evaluating the performance of and determining the compensation for executives at the level of Senior Vice President and above based on such evaluation;

•	establishing the Company’s cash and equity compensation plans and seeking Board of Director approval for any material changes;

•	reviewing and recommending the Board of Directors approve all executive officers’ employment agreements and separation/severance agreements;

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establishing and periodically reviewing policies for the administration of executive compensation programs, reviewing on a periodic basis the operation of the Company’s executive compensation programs to determine whether they are properly coordinated, and reviewing new executive compensation programs;

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reviewing director compensation levels and practices, and recommending, from time to time, changes in such compensation levels and practices to the Board of Directors with equity ownership in the Company encouraged;

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periodically reviewing the Company’s policies and procedures with respect to employee loans (if any), provided that the committee shall not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or the equivalent thereof) of the Company;

•	annually reviewing and reassessing the adequacy of the Compensation Committee’s Charter and recommending any proposed changes to the Board of Directors for approval;

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reviewing and implementing appropriate procedures to enable the Company to attempt to follow the requirements of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, any Internal Revenue Service rulings, pronouncements, procedures or other administrative guidance and all applicable judicial authority relating thereto (the “Tax Laws”) with respect to the deduction of certain performance-based compensation payable to the Executive Chairman, Chief Executive Officer and other executive officers;

•	at least annually conducting a self-evaluation to assess the effectiveness of the Compensation Committee;

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reviewing and discussing the Company’s Compensation Discussion and Analysis section with management and, recommending to the Board of Directors that it be included in the Company’s Form 10-K or proxy statement, as applicable; and

•	preparing a report on executive compensation as required by the rules of the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

The Compensation Committee met six times in 2012. During 2012, the Compensation Committee agendas were established in consultation with the committee chair and Mr. Frank, our Executive Chairman. The Compensation Committee also periodically met in executive session without non-members present following the Compensation Committee meetings. In 2012, at the request of the Compensation Committee, Messrs. Frank and Magusiak provided the Compensation Committee with a performance assessment and compensation recommendations for each of the Company’s executive officers other than themselves. Those recommendations were then considered by the Compensation

Committee, along with an executive compensation analysis from Longnecker & Associates, an independent executive compensation consulting firm retained by the Compensation Committee. As required under applicable SEC rules, the Company has reviewed the relationships among its compensation consultant, Longnecker & Associates, and the Company and its directors and executives officers in order to assess whether the work done by Longnecker & Associates raised any conflicts of interest. The Company did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. In 2012, Mr. Frank typically attended the Compensation Committee meetings, but he was not present for the executive sessions, or for any discussion of his own compensation. In 2013, the Compensation Committee utilized a similar process for establishing compensation.

The Compensation Committee’s processes for establishing and overseeing executive compensation and the role of the Company’s compensation consultant are discussed further in the “Compensation Discussion and Analysis” section below.

During 2012, the Compensation Committee was comprised of Ms. Pharr Lee, General (ret) Franks, and Messrs. Morris, Tyree and Wooldridge. Mr. Wooldridge is the current Chairman of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members (Ms. Pharr Lee, General (ret) Franks, and Messrs. Morris, Tyree and Wooldridge) has ever been an officer or employee of the Company, nor has any of them had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. There have been no relationships during the last fiscal year requiring disclosure by the Company under any paragraph of Item 407(e)(4) of Regulation S-K.

Stockholder Communications with the Board of Directors

The Board of Directors has established a means by which stockholders and interested parties may communicate directly with the Board of Directors or individual members of the Board of Directors. Stockholders may contact the Board of Directors or any committee of the Board of Directors by sending an email to the non-management directors as a group at nonmanagementdirectors@cecentertainment.com or to one of the committees at auditcomm@cecentertainment.com, corpgovcomm@cecentertainment.com or compcomm@cecentertainment.com. Communications will be distributed to the Board of Directors, as appropriate, based on the facts and circumstances outlined in the communication. This policy and procedure is also posted on the Company’s website at http://www.chuckecheese.com under “Investor Relations–Governance.”

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we discuss our compensation objectives, our decisions and the rationale behind those decisions relating to 2012 compensation for our named executive officers and provide a summary of our decisions to date regarding 2013 compensation. The discussion and analysis also contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts. This discussion and analysis also explains the current compensation policies of the Company, which may change in the future in certain circumstances that the Board of Directors or the Compensation Committee consider advisable. A substantial majority of the votes cast by stockholders in an advisory “say on pay” vote were voted in favor of our 2011 executive compensation at our 2012 annual meeting of stockholders.

The brief summary of certain decisions regarding compensation for 2013 in this Compensation Discussion and Analysis is intended to provide additional information to stockholders in their review of the Company’s compensation program for 2012. A more detailed description of compensation for 2013 will be included in the proxy statement for the 2014 annual meeting of stockholders.

Objectives of Our Compensation Program

The objectives of our compensation program include the following:

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attract, retain and motivate executive officers and other employees to successfully implement our strategic plan and enhance stockholder value, through the use of both short and long-term incentives that reward individual and Company performance;

•	structure compensation based on performance measures intended to reward performance which we believe creates value for stockholders; and

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promote an ownership mentality and ensure senior management continuity among our officers and employees through the use of equity-based compensation that more closely aligns the interests of the executives with those of our stockholders.

Our ability to hire and retain executives with the requisite skills and experience to implement our strategic plan is essential to our success on behalf of our stockholders. The goals encompassed in our strategic plan include both improving sales and profits from our existing stores and increasing the number of Company-owned and franchise stores. We believe that if we successfully execute this strategic plan, we can enhance stockholder value by increasing our free cash flow over the long-term through increased earnings and careful management of capital expenditures.

We believe that our success in recruitment and retention of executives is dependent upon our ability to offer a work environment in which our executives can find attractive career challenges and opportunities. We also understand that our executives have a choice regarding where they pursue their careers, and that the compensation we offer plays a significant role in their decision to work for the Company.

What Our Compensation Program Is Designed to Reward

Our executive compensation program is designed to reward strong financial performance of the Company that results from quality execution of our strategic plan on both a short-term and long-term basis. In addition, we want to reinforce those core values that we believe help us achieve our strategic goals, including teamwork, integrity, and the importance we place on each individual.

Elements of Our Compensation Program and Why We Pay Each Element

Our compensation program is primarily comprised of three elements: base salaries, cash bonuses and long-term equity-based incentive compensation.

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Base Salaries. We pay base salary in order to recognize each executive officer’s unique value and historical contributions to the Company’s success. In establishing base salaries, the Compensation Committee considers salary norms in the industry and the general marketplace, base salaries offered by companies that we compete with for executive talent and the executive’s position and level of responsibility.

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Cash Bonuses. We include cash bonuses as part of our compensation program because we believe this element of compensation helps to focus executive officers on and motivate executive officers to achieve key corporate objectives by rewarding the achievement of these objectives. We also believe it is necessary in order to offer a competitive total remuneration package.

Our cash bonuses are an integral component of compensation that link and reinforce executive decision-making and performance with the objectives of the Company. The Compensation Committee may award cash bonuses through the Incentive Bonus Plan or on a discretionary basis. Our Incentive Bonus Plan provides annual cash bonuses to our named executive officers and other eligible employees based upon comparable store sales and diluted earnings per share results for the applicable fiscal year. Each executive’s bonus under our Incentive Bonus Plan represents an amount equal to a specified percentage of the executive’s gross base salary.

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Long-Term Equity-Based Incentive Compensation. Long-term equity-based incentive compensation is an element of our compensation policy because we believe it aligns executive officers’ interests with the interests of the Company’s stockholders, rewards long-term performance, is required in order for us to be competitive from a total remuneration standpoint, encourages executive retention and provides executives the opportunity to share in the long-term performance of the Company.

We currently issue restricted stock with typically a four year ratable vesting schedule. By typically providing a four-year ratable vesting schedule, the recipients of the restricted stock have an incentive to remain employed over the vesting period. For several years, the Compensation Committee has also included a performance-based component to restricted stock awards to Messrs. Frank and Magusiak. In February 2013, the Compensation Committee approved a performance-based criterion for the restricted stock grants to the named executive officers other than Messrs. Frank and Magusiak. The performance-based components for certain of the restricted stock awards are discussed below under “Long-Term Equity-Based Incentives.” We believe that our restricted stock plan serves as a vehicle for providing performance-based incentives where applicable, long-term incentives and also serves as a retention tool.

How We Determine the Amount and Material Terms of Each Element of Compensation

The Compensation Committee of our Board of Directors oversees our compensation programs. The Compensation Committee’s primary purpose is to assist the Board of Directors in the discharge of its responsibilities relating to determining the compensation of the Company’s executive officers. Consistent with the listing requirements of the New York Stock Exchange, the Compensation Committee is composed entirely of independent members of our Board of Directors. The Compensation Committee typically meets in the first quarter of each year to review the Company’s compensation program and to determine compensation levels for the ensuing fiscal year.

As part of its process, the Compensation Committee utilizes the assistance of Longnecker & Associates, an executive compensation consulting company (“Longnecker”), to assist the Compensation Committee in evaluating executive compensation programs and in evaluating executive officers’ compensation compared to an established peer group of similar public companies selected by the Compensation Committee in consultation with Longnecker. While the Compensation Committee considers many factors in determining compensation, including Company and individual performance, the use by the Compensation Committee of an independent consultant is intended to provide some additional assurance that the Company’s executive compensation programs are reasonable and consistent with the Company’s compensation objectives and market compensation levels. Longnecker reports directly to the Compensation Committee, communicates with the Compensation Committee to discuss compensation trends and best practices, and does not perform any services for management. Approximately every other year Longnecker is asked to produce a report (the “Longnecker Report”) to the Compensation Committee assessing the competitiveness of our executive compensation as compared to executive compensation of other companies in the restaurant industry that we believe are comparable in terms of industry and size and are reflective of the type of companies with whom we compete for executive talent.

In October 2011, the Compensation Committee engaged Longnecker for the purpose of evaluating the compensation of the Company’s top 10 executives. The Compensation Committee selected Longnecker as its independent compensation consultant for 2012 primarily as a result of Longnecker’s familiarity with the Company and its executive compensation program as well as the Compensation Committee’s satisfaction with the compensation consulting services Longnecker has provided in the past. The evaluation resulting from this engagement was submitted to the Compensation Committee in January 2012 (the “2012 Longnecker Report”) and was considered by the Compensation Committee along with a number of factors in the process of determining the 2012 compensation for the Company’s executives. The 2012 Longnecker Report reviewed, assessed and compared a variety of compensation surveys, and compared our executive compensation to that of a peer group of 10 public companies from the restaurant industry. The peer group utilized by Longnecker was selected based on companies in the leisure, hospitality and entertainment services industry with revenues and market capitalization similar to that of the Company’s.

The 10 companies included in the peer group for the 2012 Longnecker Report are as follows:

• Bob Evans Farms, Inc.	• Panera Bread Company
• California Pizza Kitchen, Inc.	• Papa John’s International, Inc.
• Cracker Barrel Old Country Store, Inc.	• Red Robin Gourmet Burgers, Inc.
• The Cheesecake Factory Incorporated	• Ruby Tuesday, Inc.
• P.F. Chang’s China Bistro	• Texas Roadhouse, Inc.

From a business perspective at the time of the 2012 Longnecker Report, as compared to the 50th percentile of our selected peer group, the Company generally has a higher enterprise value, higher annual operating cash flow, higher gross profit percentage, lower gross profit, lower revenues and lower amount of assets.

In reviewing total compensation of executives, the 2012 Longnecker Report analyzed total compensation of amounts generally in the range between the 50th and 75th percentile of our selected peer group. The 50th percentile, or midpoint range of our peer group, is intended to provide compensation at a level appropriate for an executive who meets expectations and is fully qualified for the responsibilities of a given position. Compensation approximating the 75th percentile of the range is intended to provide compensation at a level appropriate for a seasoned incumbent who typically exceeds expectations.

Base salary.    During 2012, the Compensation Committee and Mr. Frank met to review the base salaries of the Company’s executive officers. Mr. Frank participated in some preliminary discussions with the Compensation Committee about the base salary levels of the Company’s other executive officers, including the performance of the other executive officers. Thereafter, Mr. Frank was excused and the Compensation Committee met in an executive session to consider any potential change to Messrs. Frank and Magusiak’s respective base salaries. Neither Mr. Frank nor Mr. Magusiak made a recommendation on their respective base salaries. For 2012, the Compensation Committee set the base salary of Messrs. Frank, Magusiak, Cardinale and McDaniel, and Ms. Kice at $750,000, $800,000, $360,000, $325,000 and $300,000, respectively. The Compensation Committee maintained the same base salaries for Messrs. Frank and Magusiak for 2012 and increased the base salaries for the other named executive officers for 2012 based upon consideration of the factors below.

In 2013, the Compensation Committee utilized a similar process for establishing executive compensation, including the participation of Mr. Frank with respect to the review of base salaries of the Company’s other executive officers. For 2013, the Compensation Committee set the base salary of Messrs. Frank, Magusiak, Cardinale and McDaniel and Ms. Kice at $600,000, $800,000, $375,000, $325,000 and $315,000, respectively. The above base salaries are effective December 31, 2012 except for Mr. Frank’s which is effective April 1, 2013. The Compensation Committee set the salaries of each of the named executive officers in consideration of the factors below.

In setting base salaries in 2012 and 2013, the Compensation Committee took into account a combination of subjective factors, as well as Company performance and the information in the 2012 Longnecker Report, respectively. Subjective factors the Compensation Committee considers include individual achievements, level of responsibility, experience, leadership abilities, increases or changes in duties and responsibilities, contributions to the Company’s performance and the recommendations of Messrs. Frank and Magusiak with respect to the other named executive officers. The Compensation Committee does not consider wealth accumulation in its evaluation. The Compensation Committee generally establishes base salaries in conjunction with the cash bonus and long-term incentive elements of the compensation program that create a compensation package that meets the Compensation Committee’s goals for an appropriate mix of compensation discussed below, and to the extent consistent with the other factors considered by the Committee, also affords the individual an opportunity which generally approximates the 50th to 75th percentile of the competitive market.

Cash Bonus.

The Compensation Committee may award cash bonuses through the Incentive Bonus Plan and on a discretionary basis.

Incentive Bonus Plan.

The Company has established the Incentive Bonus Plan whereby executive officers have the potential to receive a cash bonus if the Compensation Committee’s pre-established comparable store sales goal and diluted earnings per share goal for a fiscal year are met. The Compensation Committee believes that comparable store sales and diluted earnings per share targets are the appropriate measures for determining Company performance for purposes of determining the annual incentive compensation under the Incentive Bonus Plan.

The Compensation Committee determines by at least March 15th of each fiscal year the applicable percentage of an executive’s gross base earnings that may be earned under the Incentive Bonus Plan for such year (the “Bonus Potential”). Executives will receive a bonus under the Incentive Bonus Plan if our comparable store sales and diluted earnings per share for the applicable fiscal year reach the target levels established by the Compensation Committee. In no event would a cash bonus be paid under the 2012 Incentive Bonus Plan unless certain minimum comparable store sales for the fiscal year as predetermined by the Compensation Committee are attained. As discussed below, Scott A. McDaniel, who joined the Company in October 2011 was guaranteed a minimum bonus under the 2012 Incentive Bonus Plan in connection with his offer of employment letter. The guaranteed minimum bonus was determined based upon the negotiations of the parties and the Company’s desire to retain the services of Mr. McDaniel.

For 2012, the actual bonus payout for an executive is equal to the gross base earnings of such executive multiplied by his or her Bonus Potential, multiplied by the sales multiplier for the fiscal year, multiplied by the diluted earnings per share multiplier for the fiscal year. If the comparable store sales target for a fiscal year is obtained, the sales multiplier for that fiscal year will be the number one. If the diluted earnings per share target for a fiscal year is obtained, the earnings per share multiplier described below for that fiscal year will be the number one. The sales multiplier and the diluted earnings per share multiplier for a fiscal year will be lower or higher than the number one if the comparable store sales and the diluted earnings per share are lower or higher, respectively, than the targeted results. The amount of bonus may be adjusted, as determined by the Compensation Committee, for certain specific material unusual transactions that may occur outside of the normal, regular course of business, if such transactions are equal to or greater than 0.5% or 5.0% of total revenues or pre-tax earnings, respectively, in 2012 and 2013. No such adjustments were made in 2012. Based on this formula, the comparable store sales and diluted earnings per share criteria for our Executive Chairman, President and Chief Executive Officer, and the other named executive officers is the same for any given fiscal year but the targets may be adjusted from year to year.

For 2012, the Compensation Committee set the target increase for comparable store sales at 2.0% and the target for diluted earnings per share at $3.16. To the extent the Company repurchased Company shares in fiscal 2012, actual diluted earnings per share figures in fiscal 2012, for purposes of the Incentive Bonus Plan, were adjusted to exclude the effects of such share repurchases. The Compensation Committee believes that comparable store sales and diluted earnings per share targets are the appropriate measures for determining Company performance and established the diluted earnings per share and comparable stores targets for 2012, which were higher than 2011, after taking into consideration the Company’s recent performance, the continuing difficult economic environment and continuing pressures on consumer discretionary spending. The Compensation Committee established what it considered to be ambitious, yet achievable goals, and determined that the diluted earnings per share target and the comparable store sales target established the appropriate short-term incentive for the named executive officers. The Compensation Committee set the target bonus amount for each named executive officer based upon a percentage of gross base earnings.

For purposes of the 2012 Incentive Bonus Plan, gross base earnings equal the amount of taxable earnings paid to the executive as salary during fiscal year 2012. This is distinguished from the Base Salary set forth in the “Summary Compensation Table” which is the annual base salary established by the Compensation Committee. For each executive, the Compensation Committee set a percentage of gross base earnings that such executive would receive if the target comparable store sales and the target diluted earnings per share were met in 2012. Our named executive officers had a target percentage of gross base earnings of 100% under the 2012 Incentive Bonus Plan (except Mr. Magusiak who had a target percentage of gross base earnings of 125%), which would have been earned if the comparable store sales and diluted earnings per share targets were met but not exceeded. The Compensation Committee retained the same target bonus amounts from those in 2011 for the persons who were named executive officers in both years, determining that the target amounts provided the appropriate mix of short-term incentive with the amounts of base salary described above and long-term incentives described below. The Compensation Committee continued the higher target bonus percentage for the Chief Executive Officer than the other named executive officer based upon the importance of his role in Company performance. The actual percentage of gross base earnings payable to each executive for 2012 could have been higher or lower than the set percentage depending on whether the actual comparable store sales and diluted earnings per share were higher than or lower than the 2012 targets. The maximum multiplier of the target percentage that could have been earned in 2012 was 2.0. The minimum multiplier of the target percentage that could have been earned in 2012 was 0.33, which was increased from 0.27 in 2011. No cash bonus could have been earned in 2012 if comparable store sales declined by more than 3.0%. The Compensation Committee raised this minimum requirement from a 4.0% comparable store sales decline in 2011 to set a more difficult minimum performance requirement. As discussed further below, for 2013 the Compensation Committee raised the minimum requirement to a 1.0% comparable store sales decline in 2013 to set a more difficult minimum performance requirement.

For 2012, comparable store sales decreased 2.9% and diluted earnings per share was $2.47. Under the 2012 Incentive Bonus Plan, the corresponding multiplier for a decrease in comparable store sales of 2.9% was 0.61 and the corresponding multiplier for diluted earnings per share of $2.47 was 0.55. Therefore, the actual bonus payout to our named executive officers (excluding Messrs. Magusiak) was 0.336 (0.61 multiplied by 0.55) multiplied by 100%, which resulted in 33.6% of their Bonus Potential. The actual bonus payout to Mr. Magusiak was 0.42 (0.61 multiplied by 0.55) multiplied by 125%, which resulted in 33.6% of his Bonus Potential, or 42.0% of his gross base earnings. Thus, our named executive officers received the following bonuses for 2012 under the Incentive Bonus Plan:

Name and Position	Incentive Bonus Payment
Richard M. Frank (Executive Chairman)	$252,000

Michael H. Magusiak (President and Chief Executive Officer)	$336,000

Tiffany B. Kice (Chief Financial Officer)	$100,639

J. Roger Cardinale (Executive Vice President)	$120,895

Scott A. McDaniel (Executive Vice President)	$250,000	(1)

(1)	Mr. McDaniel’s Incentive Bonus Payment was guaranteed in connection with his offer of employment letter.

The determination of bonus eligibility and targets pursuant to the Incentive Bonus Plan at the beginning of the year to any individual or to the officers as a group is entirely at the discretion of the Compensation Committee, except in unusual situations such as the guaranteed minimum bonus negotiated with Mr. McDaniel in his employment offer letter.

For 2013, the Compensation Committee set the target increase for comparable store sales at 2.5% and the target for diluted earnings per share at $2.89. To the extent the Company repurchases Company shares in fiscal 2013, actual diluted earnings per share figures in fiscal 2013, for purposes of the Incentive Bonus Plan, will be adjusted to exclude the effects of such share repurchases. For each named executive officer except for Mr. Frank, the Compensation Committee set a percentage of gross base earnings that such executive would receive as incentive bonus if the target comparable store sales and the target diluted earnings per share are met in 2013. The Compensation Committee excluded Mr. Frank from incentive bonus plan eligibility for 2013. Mr. Magusiak has a target percentage of gross base earnings of 93.75% under the 2013 Incentive Bonus Plan and the other executive officers have a target percentage of gross base earnings of 75% under the 2013 Incentive Bonus Plan, which would be earned if the comparable store sales and diluted earnings per share targets were met but not exceeded. The actual percentage of gross base earnings payable to each executive for 2013 may be higher or lower than the set percentage depending on whether the actual comparable store sales and diluted earnings per share are higher or lower than the 2013 targets. In 2013, the maximum bonus potential for Messrs. Cardinale and McDaniel and Ms. Kice is 200% of gross base earnings and for Mr. Magusiak is 250% of gross base earnings. In 2013, the minimum bonus potential for Messrs. Cardinale and McDaniel and Ms. Kice is 20% of gross base earnings and for Mr. Magusiak is 25% of gross base earnings. No bonus will be earned in 2013 if comparable store sales decline by more than 1.0%.

Discretionary Bonuses

The Compensation Committee, in its discretion based on the collective business judgment of its members, may also choose to award a bonus other than pursuant to the Incentive Bonus Plan, and decide on the actual level of the award in light of all relevant factors during or after completion of the fiscal year. No discretionary bonuses were paid to named executive officers in 2012.

Long-Term Equity-Based Incentives.

Our Third Amended and Restated 2004 Restricted Stock Plan is administered by the Compensation Committee. The Compensation Committee selects award recipients, determines the timing of grants, assigns the number of shares subject to each award and sets the vesting schedule which is usually over a period of four years. The Compensation Committee determines the amount of the restricted stock grants based on the level of job responsibility, individual performance, Company performance, the retention feature provided by such awards and the increase in the alignment of executives and stockholders. The Compensation Committee also considers recommendations from Messrs. Frank and Magusiak for the value of restricted stock to be granted to the other named executive officers. The Compensation Committee will meet between two and 10 business days after our quarterly earnings release, and these four meetings will be the only times during the year that grants of restricted stock will be awarded. The Compensation Committee believes it is a better practice to make awards at consistent times when material information regarding our performance has been recently disclosed.

For 2012, the Compensation Committee granted to named executive officers an aggregate of 116,567 shares of restricted stock with a four year vesting schedule (excluding Mr. Frank’s grant which had a three year vesting schedule pursuant to his employment agreement). The number of shares subject to awards granted in 2012 was substantially the same as the number in 2011, with increases in the value of awards granted to Ms. Kice and Mr. Cardinale. The Compensation Committee considered the current compensation levels, the existing compensation mix, individual contributions and Company performance in increasing the value of certain awards for 2012. On February 28, 2012, the Compensation Committee granted the named executive officers (excluding Mr. Frank) shares of restricted stock with a four year vesting schedule with 25% of the shares granted vesting on the first anniversary date of the grant and thereafter with 25% of the shares granted vesting on February 28, 2014, February 28, 2015 and February 28, 2016, provided the named executive officer is still employed by us on those dates. Mr. Frank’s 2012 restricted stock grant vests 33% on February 28, 2013, 33% on February 28, 2014 and 33% on February 28, 2015, provided Mr. Frank is still employed by us on those dates, and provided further, that if Mr. Frank retires as Executive Chairman at the end of the term of his employment agreement the unvested portion of his restricted stock award will automatically vest at that time. On February 28, 2013, 25% of the shares granted in 2012 to the named executive officers (excluding Mr. Frank) vested. On February 28, 2013, 33% of the shares granted in 2012 to Mr. Frank vested. The Compensation Committee granted the named executive officers the following value and number of shares of restricted stock on February 28, 2012:

	2012 Restricted Stock
Name and Position	Value	Shares
Richard M. Frank (Executive Chairman)	$1,500,000	39,073

Michael H. Magusiak (President and Chief Executive Officer)	$1,800,000	46,887

Tiffany B. Kice (Chief Financial Officer)	$300,000	7,815

J. Roger Cardinale (Executive Vice President)	$525,000	13,675

Scott A. McDaniel (Executive Vice President)	$350,000	9,117

In addition, the restricted stock awards granted to Messrs. Frank and Magusiak in 2012 included additional, performance-based vesting conditions based on the achievement of total revenue targets during fiscal year 2012. Under the performance-based vesting conditions, no restricted stock award would be retained if total revenues during fiscal year 2012 were $759,589,999 or less. In addition, under the performance-based vesting conditions, the entire restricted stock award would be retained if total revenues during fiscal year 2012 were $821,178,000 or more. In the event total revenues were equal to or between $759,590,000 and $821,177,999, a portion of the restricted stock award would be retained and a portion would be forfeited. The performance based awards established by the Compensation Committee are based 100% on the achievement of revenue objectives set by the Compensation Committee which the Compensation Committee believes are the appropriate performance-based inducement for the executive to retain some or all of his restricted stock award. For 2012, the performance-based vesting conditions were only satisfied with respect to 92.8% of the 2012 performance-based revenue objective and corresponding restricted stock awards. Thus Messrs. Frank and Magusiak retained 92.8% of their restricted stock grants or $1,392,290 (92.8% of $1,500,000) totaling 36,268 shares for Mr. Frank and $1,670,733 (92.8% of $1,800,000) totaling 43,520 shares for Mr. Magusiak.

In February 2013, Messrs. Frank and Magusiak provided recommendations to the Compensation Committee for the value of restricted stock to be granted to the other named executive officers. On February 26, 2013, the Compensation Committee approved the Company’s restricted stock grant for 2013. For 2013, the Compensation Committee granted to named executive officers an aggregate of 142,017 shares of restricted stock with a four year vesting schedule (excluding Mr. Frank’s grant which had a three year vesting schedule). The restricted stock subject to the 2013 stock grants (excluding Mr. Frank’s) will vest as follows: 25% on February 26, 2014, 25% on February 26, 2015, 25% on February 26, 2016 and 25% on February 26, 2017, provided the named executive officer is still employed by us on those dates. As provided in Mr. Frank’s employment agreement and his 2013 restricted stock award agreement, Mr. Frank’s 2013 restricted stock grant will vest 33% on February 26, 2014, 33% on February 26, 2015, and 33% on February 26, 2016; provided, however, if Mr. Frank retires as Executive Chairman at the end of the term of his employment agreement the unvested portion of his restricted stock award will automatically vest at that time. The Compensation Committee granted the named executive officers the following value and number of shares of restricted stock on February 26, 2013:

	2013 Restricted Stock
Name and Position	Value	Shares
Richard M. Frank (Executive Chairman)	$1,350,000	44,074

Michael H. Magusiak (President and Chief Executive Officer)	$1,800,000	58,766

Tiffany B. Kice (Chief Financial Officer)	$300,000	9,794

J. Roger Cardinale (Executive Vice President)	$550,000	17,956

Scott A McDaniel (Executive Vice President)	$350,000	11,427

In addition, the restricted stock awards granted to Messrs. Frank and Magusiak in 2013 include additional, performance-based vesting conditions based on the achievement of total revenue targets during fiscal year 2013. Under the performance-based vesting conditions, no restricted stock award will be retained if total revenues during fiscal year 2013 are $762,372,999 or less. In addition, under the performance-based vesting conditions, the entire restricted stock award will be retained if total revenues during fiscal year 2013 are $821,229,000 or more. In the event total revenues are equal to or between $762,373,000 and $821,228,999, a portion of the restricted stock award will be retained and a portion will be forfeited.

In addition, the restricted stock awards granted to Messrs. Cardinale and McDaniel and Ms. Kice in 2013 include additional, performance-based vesting conditions based on the achievement of comparable store sales targets during fiscal year 2013. Under the performance-based vesting conditions for Messrs. Cardinale and McDaniel and Ms. Kice, ninety percent (90%) of the restricted stock award will be retained in the event comparable store sales during fiscal year 2013 are less than 0.0%. For Messrs. Cardinale and McDaniel and Ms. Kice the entire restricted stock award will be retained in the event comparable store sales for fiscal year 2013 are 0.0% or higher.

Benefits.    We provide Company benefits, or perquisites, that we believe are standard in the industry to our executive officers. We provide a group medical and dental insurance program for the executives and their qualified dependents, group life insurance for the executives and their spouses, accidental death and dismemberment coverage and a Company sponsored cafeteria plan. A major portion of these benefits are paid for by the Company. Employee life insurance amounts surpassing the Internal

Revenue Service maximum are treated as additional compensation to all employees. The named executive officers participate in a separate medical, dental and life insurance benefits program that is fully-funded by the Company. Messrs. Frank and Magusiak are also reimbursed for all out-of-pocket expenses related to their life insurance premiums, as well as all out of pocket medical and dental expenses for them, their spouses and dependent children. We pay all administrative costs to maintain the medical and dental benefit plans. Our executive officers are also entitled to certain benefits that are not otherwise available to all of our employees, including car allowances and subsidized annual physical exams.

How Elements of Our Compensation Program Are Related to Each Other

We view the various components of compensation as related but distinct and emphasize “pay for performance” with cash bonuses and equity awards as a significant portion of total compensation reflecting a risk aspect that is tied to long-term and short-term financial and strategic goals. Our compensation philosophy is to foster entrepreneurship and alignment of the interests of executives and stockholders by making equity compensation a significant component of executive compensation. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, retention of executive officers and other considerations we deem relevant, such as rewarding extraordinary performance and the other factors discussed above. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Role of Executive Officers in Compensation Decisions

Messrs. Frank and Magusiak and other executive officers attended portions of Compensation Committee meetings throughout the year in order to provide information and help explain data relating to matters under consideration by the Compensation Committee. Executive officers, however, did not participate in deliberations or determination of their respective compensation or during executive sessions. In addition, Mr. Frank and Mr. Magusiak submitted recommendations to the Compensation Committee regarding certain elements of the compensation for the other named executive officers. All decisions regarding the compensation of executive officers ultimately were made solely by the Compensation Committee, which considered these recommendations and exercised its discretion to modify certain recommended adjustments or awards based on a number of factors considered by the Compensation Committee, as described above. The Committee’s determinations regarding compensation for the other named executive officers were generally consistent with the recommendations of management.

Accounting and Tax Considerations

In general, we have structured our compensation program to attempt to satisfy certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 162(m) of the Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. While the Compensation Committee considers the deductibility of compensation and awards as one factor in determining executive compensation, the Compensation Committee also considers other factors in approving compensation and retains the flexibility to pay compensation, such as base salary, and to grant awards, such as service-based restricted stock, that it determines to be consistent with our goals for our executive compensation program even if the compensation or award is potentially not deductible by us for tax purposes. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) of the Code will in fact be deductible. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code and do not comply with the provision, the executive will be subject to regular federal income tax, interest and an additional tax of 20% of the benefit includible in income.

All equity awards to executive officers have been reflected in our consolidated financial statements, based upon the applicable accounting guidance, at the fair market value on the grant date in accordance with accounting principles generally accepted in the United States (“GAAP”).

Stock Ownership Guidelines

The Compensation Committee strongly believes that executive officers should own appropriate amounts of the Company’s common stock to align their interests with those of the Company’s stockholders. The Company’s equity incentive plans provide ample opportunity for executives to acquire such common stock. The Compensation Committee also has adopted stock ownership and retention guidelines for the Executive Chairman, President and Chief Executive Officer, all Executive Vice Presidents and all non-employee directors. The ownership targets under the current policy are as follows:

Executive Chairman	75,000 shares
President and Chief Executive Officer	75,000 shares
Executive Vice Presidents	10,000 shares
Non-Employee Directors	5,000 shares

New directors and officers have five years to attain such ownership thresholds. All of the directors and executive officers have attained such ownership thresholds.

Termination of Employment Arrangements

We have “change of control” severance provisions in the employment agreements negotiated with our Executive Chairman and our President and Chief Executive Officer. Our Board of Directors and Compensation Committee believe that providing these agreements to our Executive Chairman and our President and Chief Executive Officer should serve to help protect stockholders’ interests. The agreements provide that the executives would only receive “change of control” severance in the event that both a “change of control” occurred and the executive left the Company within one year of the “change of control.” Our Board of Directors and Compensation Committee believe that providing these agreements to our Executive Chairman and our President and Chief Executive Officer should serve to help protect stockholders’ interests in the event of a change of control event affecting the Company, by enhancing the likelihood of management continuity through the closing of any transaction. Our Board of Directors and Compensation Committee further believe that these provisions are appropriate given the combined tenure of the two executives with the Company is approximately 50 years and that in the event of any “change in control,” Messrs. Frank and Magusiak would likely be asked to remain as members of the executive management team of the Company. Finally, the Board of Directors and Compensation Committee believe that the remuneration for any “change of control” severance, which approximates one year of total target compensation for Mr. Frank and amounts to less than one year of total target compensation for Mr. Magusiak, is fair and appropriate given their long-term service with the Company and provides the appropriate incentive to continue service to the Company during any pending change of control.

The employment agreements with Messrs. Frank and Magusiak also provide the executives with certain additional severance and deferred compensation benefits. The Board of Directors and Compensation Committee believe that such benefits, which are less than those for any “change of control” severance, are fair and appropriate given their long-term service with the Company. The Board of Directors and Compensation Committee also believe that such benefits provided an appropriate incentive for the executives to enter into their employment agreements and continue their service to the Company.

In addition, our Employee Stock Plans have provisions allowing for the vesting of awards granted under those plans following a change of control (as defined in the applicable Employee Stock Plan), which would apply to awards granted to our executive officers. Generally, awards granted under the Employee Stock Plans provide that the award will vest in the event that there is a change in control (as defined in the applicable Employee Stock Plan). The employment agreements with Messrs. Frank and Magusiak also provide for the vesting of their awards under certain circumstances.

See “Potential Payments Upon Termination or Change-in-Control” for more information on the benefits payable to the Company’s executives upon termination of employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Raymond E. Wooldridge, Chairman

General (ret) Tommy Franks

Tim T. Morris

Cynthia Pharr Lee

Walter Tyree

This Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation program.

Summary Compensation Table

The Summary Compensation Table below summarizes the total compensation of each named executive officer earned and awarded during fiscal years 2012, 2011 and 2010:

Name and Principal Position	Year	Salary (1)		Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
		($)		($)	($)	($)	($)	($)
Richard M. Frank	2012	771,017	(6)	—	1,392,290	252,000	56,073	2,471,380
(Executive Chairman)	2011	760,016	(7)	—	1,500,000	351,750	61,019	2,672,785
	2010	912,393	(8)	—	1,500,000	427,500	51,384	2,891,277
Michael H. Magusiak	2012	833,336	(9)	—	1,670,733	336,000	35,142	2,875,211
(President and CEO)	2011	831,516	(10)	—	1,800,000	468,718	34,378	3,134,612
	2010	800,867	(11)	—	1,500,000	551,845	31,974	2,884,686
Tiffany B. Kice (5)	2012	299,519		—	300,000	100,639	19,692	719,850
(Chief Financial Officer)	2011	275,000		—	250,000	128,975	19,520	673,495
	2010	105,769		—	94,521	50,000	6,746	257,036
J. Roger Cardinale	2012	359,808		—	525,000	120,895	19,864	1,025,567
(Executive Vice President)	2011	350,000		—	500,000	164,060	19,704	1,033,764
	2010	340,000		—	450,000	193,537	19,716	1,003,253
Scott A. McDaniel (12)	2012	325,000		250,000	350,000	—	19,736	944,736
(Executive Vice President)	2011	—		—	—	—	—	—
	2010	—		—	—	—	—	—

(1)	This column represents the base compensation earned during each of the fiscal years presented.

(2)	This column represents the fair value of restricted stock awards approved by the Compensation Committee in each of the fiscal years presented and is consistent with the grant date fair value of the award computed in accordance with FASB ASC 718. Pursuant to Securities and Exchange Commission rules, the amounts shown reflect the actual or probable outcome of performance conditions that affect the vesting of awards granted to Messrs. Frank and Magusiak and exclude the impact of estimated forfeitures related to service-based vesting conditions. The values of the awards granted to Messrs. Frank and Magusiak in 2012 were $1,500,000 and $1,800,000 assuming the highest level of performance conditions would be achieved. See the “Grants of Plan-Based Awards in Fiscal 2012” table for information on restricted stock awards granted in 2012.

(3)	This column includes payments pursuant to the 2012 Incentive Bonus Plan earned in 2012 and paid in 2013, payments pursuant to the 2011 Incentive Bonus Plan earned in 2011 and paid in 2012 and payments pursuant to the 2010 Incentive Bonus Plan earned in 2010 and paid in 2011 for each of the executives. For all of the years provided, the incentive bonus computation is based on the annual base compensation amounts that were paid on a bi-weekly basis to the named executive officers during the calendar year. In fiscal year 2010, Ms. Kice was guaranteed a minimum bonus of $50,000. In fiscal year 2012, Mr. McDaniel was guaranteed a minimum performance bonus of $250,000.

(4)	See the “All Other Compensation in Fiscal 2012” table below for additional information about the compensation included under “All Other Compensation” for 2012.

(5)	Ms. Kice joined the Company on August 16, 2010.

(6)	Salary includes the following amounts earned during the 2012 fiscal year: (i) base compensation of $750,000; and (ii) deferred compensation of $21,017, which represents the additional imputed interest associated with the previously earned deferred compensation. See Footnote 8 for a description of the deferred compensation arrangement.

(7)	Salary includes the following amounts earned during the 2011 fiscal year: (i) base compensation of $750,000; and (ii) deferred compensation of $10,016, which represents the additional imputed interest associated with the previously earned deferred compensation. See Footnote 8 for a description of the deferred compensation arrangement.

(8)	Salary includes the following amounts earned during the 2010 fiscal year: (i) base compensation of $750,000; and (ii) deferred compensation of $162,393. Pursuant to Mr. Frank’s employment agreement entered into on February 23, 2010, deferred compensation in the amount of $250,000 would be payable to Mr. Frank in ten equal annual installments, without interest, with the first installment due upon termination of his employment for any reason or the end of the term of the agreement based on the terms set forth in such agreement. The amount of deferred compensation reflected in the table represents the actuarially determined present value of estimated future benefit payments utilizing the same assumptions used for GAAP financial reporting purposes.

(9)	Salary includes the following amounts earned during the 2012 fiscal year: (i) base compensation of $800,000; and (ii) deferred compensation of $33,336, which represents the actuarially determined present value of the pro-rata amount of earned deferred compensation and the additional imputed interest associated with the previously earned deferred compensation. See Footnote 11 for a description of the deferred compensation arrangement.

(10)	Salary includes the following amounts earned during the 2011 fiscal year: (i) base compensation of $800,000; and (ii) deferred compensation of $31,516, which represents the actuarially determined present value of the pro-rata amount of earned deferred compensation and the additional imputed interest associated with the previously earned deferred compensation. See Footnote 11 for a description of the deferred compensation arrangement.

(11)	Salary includes the following amounts earned during the 2010 fiscal year: (i) base compensation of $775,000; and (ii) deferred compensation of $25,867. Pursuant to Mr. Magusiak’s employment agreement entered into on February 23, 2010, deferred compensation in the amount of $250,000 would be payable to Mr. Magusiak in certain circumstances in ten equal annual installments, without interest, with the first installment due upon the Company’s termination of his employment, the end of the term of the agreement or a change of control based on the terms set forth in such agreement. In the event of Mr. Magusiak’s resignation prior to a change of control, the agreement provides that Mr. Magusiak is entitled to a pro-rata amount of the total deferred compensation amount payable in annual installments based upon his continued employment through the end of the term of the agreement. Mr. Magusiak had earned $25,867 of the deferred compensation during the 2010 fiscal year, which is the actuarially determined present value of the pro-rata amount to which Mr. Magusiak is entitled based upon his continued employment during 2010, utilizing the same assumptions used for GAAP financial reporting purposes.

(12)	Mr. McDaniel joined the Company on October 24, 2011.

All Other Compensation in Fiscal 2012

Name	Car Allowance	Long Term Disability, Spousal and Child Life Insurance Reimbursement	Medical Expense Reimbursement	Car Insurance Reimbursement	Service Award	Total
	($)	($)	($)	($)	($)	($)
Richard M. Frank (Executive Chairman)	24,000	17,337	13,577	1,159	—	56,073

Michael H. Magusiak (President and CEO)	24,000	946	9,099	1,097	—	35,142

Tiffany B. Kice (CFO)	18,000	677	—	1,015	—	19,692

J. Roger Cardinale (Executive Vice President)	18,000	827	—	1,037	—	19,864

Scott A. McDaniel (Executive Vice President)	18,000	677	—	1,059	—	19,736

Grants of Plan-Based Awards in Fiscal 2012

The following table summarizes the 2012 grants of non-equity awards under the Company’s Incentive Bonus Plan and all restricted stock awards:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)					All Other Stock Awards: Number of Shares of Stock (3)	Grant Date Fair Value of Stock Awards (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)		Target ($)		Maximum ($)	(#)	($)
Richard M. Frank	02/28/12	247,500	750,000	1,500,000	38.39	(5)	1,500,000	(6)	1,500,000	39,073	1,392,290
(Executive Chairman)

Michael H. Magusiak	02/28/12	330,000	1,000,000	2,000,000	38.39	(5)	1,800,000	(6)	1,800,000	46,887	1,670,733
(President and Chief Executive Officer)

Tiffany B. Kice	02/28/12	98,841	299,519	599,039						7,815	300,000
(Chief Financial Officer)

J. Roger Cardinale	02/28/12	118,737	359,808	719,616						13,675	525,000
(Executive Vice President)

Scott A. McDaniel	02/28/12	107,250	325,000	650,000						9,117	350,000
(Executive Vice President)

(1)	Payments of non-equity incentive plan awards were made pursuant to the Company’s Incentive Bonus Plan. For grants of non-equity incentive plan awards to all the named executive officers, threshold refers to the minimum amount payable for a certain level of performance under the applicable plan, target refers to the amount payable if the specified performance target(s) are reached, and maximum refers to the maximum payout possible under the applicable plan. Under the awards made pursuant to the Company’s Incentive Bonus Plan, the named executive officers receive a bonus under the Incentive Bonus Plan if the Company’s comparable store sales and diluted earnings per share for the applicable fiscal year reach the target levels of performance established by the Compensation Committee. No bonus would have been paid under the 2012 Incentive Bonus Plan if comparable store sales declined more than 3.0%. In 2012, the named executive officers received payments equal to 33.6% of the target for performance in 2012 under the Company’s 2012 Incentive Bonus Plan. As described in the section entitled “Incentive Bonus Plan” in the “Compensation Discussion and Analysis” section, potential bonus payouts under the Incentive Bonus Plan are based on the named executive officer’s gross base earnings. For purposes of the 2012 Incentive Bonus Plan, gross base earnings equal the amount of taxable earnings paid to the executive as salary during calendar year 2012. This is distinguished from the Base Salary set forth in the “Summary Compensation Table” which is the annual base salary established by the Compensation Committee (and, for Messrs. Frank and Magusiak, includes certain deferred compensation earned during the 2012 fiscal year). See the discussion in the section entitled “Incentive Bonus Plan” in the “Compensation Discussion and Analysis” section for a further description of these awards.

(2)

This column represents restricted stock awards granted to Messrs. Frank and Magusiak under the Third Amended and Restated 2004 Restricted Stock Plan. As described in the section entitled “Long-Term Equity-Based Incentives” in the “Compensation Discussion and Analysis” section, the restricted stock award granted to Mr. Magusiak in 2012 ratably vests annually over four years and the restricted stock award granted to Mr. Frank in 2012 ratably vests annually over three years; provided, however, that if Mr. Frank retires as Executive Chairman at the end of the term of his employment agreement the unvested portion of his restricted stock award will automatically vest at that time. The awards were also subject to additional, performance-based vesting conditions pursuant to which the awards would be forfeited if certain total revenue targets for fiscal year 2012 were not achieved. For 2012, the performance-based vesting conditions were only satisfied with respect to 92.8% of the 2012 performance-based revenue objective and corresponding restricted stock awards. Thus Messrs. Frank and Magusiak retained 92.8% of their restricted stock grants or $1,392,290 (92.8% of $1,500,000) totaling 36,268 shares for Mr. Frank and $1,670,733 (92.8% of $1,800,000) totaling 43,520 shares for Mr. Magusiak.

(3)	This column represents restricted stock awards granted to our executive officers under the Third Amended and Restated 2004 Restricted Stock Plan. The restricted stock awards ratably vest annually over four years except for Mr. Frank’s which vest as set forth in Footnote 2 above. The awards for Mr. Frank and Mr. Magusiak reported in this column are the same awards as those reported under “Estimated Possible Payouts Under Equity Incentive Plan Awards” and were reduced at the end of 2012 as described in Footnote 2 above. The awards are reported under both columns because the awards have both performance-based and service-based vesting requirements. See the discussion in the section entitled “Long-Term Equity-Based Incentives” in the “Compensation Discussion and Analysis” section for a further description of these awards.

(4)	This column represents the value of restricted stock awards approved by the Compensation Committee and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718.

(5)	Based on the closing price on the New York Stock Exchange of one share of the Company’s common stock on the date of grant, February 28, 2012.

(6)	This amount is based on the Company’s 2012 fiscal year performance.

Narrative Disclosure to Summary Compensation Table and

Grants of Plan-Based Awards in Fiscal 2012 Table

Employment Agreements or Arrangements

Employment Agreement with Mr. Frank

On February 23, 2010, Mr. Frank entered into an employment agreement with the Company providing for a forty-nine (49) month term commencing on February 23, 2010 and ending on March 31, 2014. The employment agreement replaces Mr. Frank’s prior employment agreement with the Company dated March 29, 2005, as amended. The employment agreement provides for (i) a base salary of $750,000 (which may be increased from time to time by the Compensation Committee), (ii) a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan, (iii) the grant of performance-based restricted stock or restricted stock unit awards (“Restricted Stock Awards”) in accordance with the terms of the Company’s Third Amended and Restated 2004 Restricted Stock Plan or any successor plan (the “Restricted Stock Plan”) in such number of shares and under such terms as may be determined by the Compensation Committee, in accordance with the terms of the Restricted Stock Plan, with any such awards vesting over the term of the employment agreement (subject to the Restricted Stock Plan), (iv) the reimbursement of reasonable business expenses, (v) an automobile allowance of $24,000 annually and a reimbursement of automobile insurance premiums of $1,000 annually, (vi) at least $500,000 in life insurance coverage, (vii) at least five (5) weeks vacation and (viii) such additional benefits and/or compensation as may be determined by the Compensation Committee. The employment agreement also provides for certain severance and change-in-control payments. See “Potential Payments Upon Termination or Change-In-Control.”

In November 2005, the Company implemented the CEC Entertainment, Inc. Policy for Reimbursement of Business Travel on Private Aircraft. At the February 13, 2007 meeting of the Compensation Committee, the policy was amended to reimburse Mr. Frank for the lesser of the fair market value of the fractional use of a comparable aircraft or his direct operating costs. Mr. Frank is only reimbursed for the use of his aircraft for business purposes and must submit appropriate documentation to the Chief Financial Officer or the Chairman of the Compensation Committee whose approval is required for any such reimbursement. During 2012, the Company reimbursed Mr. Frank a total of $16,117.00 for three (3) business trips he took using his personal aircraft. Based on Mr. Frank’s suggestion and the Compensation Committee’s approval, the amount of reimbursement was based on the estimated fair market value of comparable commercial airline tickets or at a significant reduction from the fair market value of the fractional use of a comparable aircraft or Mr. Frank’s direct operating costs associated with the use of his personal aircraft.

Employment Agreement with Mr. Magusiak

On February 23, 2010, Mr. Magusiak entered into an employment agreement with the Company providing for a seventy-three (73) month term commencing on February 23, 2010 and ending on March 31, 2016. The employment agreement replaces Mr. Magusiak’s prior employment agreement with the Company dated March 29, 2005, as amended. The employment agreement provides for (i) a base salary of $750,000 (which may be increased from time to time by the Compensation Committee), (ii) a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan, (iii) the grant of Restricted Stock Awards in accordance with the terms of the Company’s Restricted Stock Plan in such number of shares and under such terms as may be determined by the Compensation Committee, in accordance with the terms of the Restricted Stock Plan, (iv) the reimbursement of reasonable business expenses, (v) an automobile allowance of $24,000 annually and a reimbursement of automobile insurance premiums of $1,000 annually, (v) at least $500,000 in life insurance coverage, (vi) at least five (5) weeks vacation and (vii) such additional benefits and/or compensation as may be determined by the Compensation Committee. The Compensation Committee set Mr. Magusiak’s base salary at $800,000 for 2012. The employment agreement also provides for certain severance and change-in-control payments. See “Potential Payments Upon Termination or Change-In-Control.”

Employment Arrangements with other Named Executive Officers

The other named executive officers do not have an employment agreement with the Company, and are “at will” employees who receive an annual salary, cash bonus and equity compensation awards as approved annually by our Compensation Committee.

Indemnification Agreements

In addition, senior officers and directors of the Company have entered into indemnification agreements with the Company, each in a form approved by the Company’s Board of Directors and previously disclosed by the Company. The Board of Directors also authorized the Company to enter into Indemnification Agreements with future directors and senior officers of the Company that may be designated from time to time by the Board. The indemnification agreements supplement and clarify existing indemnification provisions of the Company’s Articles of Incorporation and Bylaws and, in general, require the Company, to the extent permitted under applicable law, to indemnify such persons against all expenses, judgments and fines incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they are or were directors or officers of the Company or any other enterprise to the extent they assumed those responsibilities at the direction of the Company. The indemnification agreements also establish processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information on the stock option and restricted stock awards held by our named executive officers as of December 30, 2012. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the restricted stock award grant date. The market value of the restricted stock awards is based on the closing market price of our common stock as of December 28, 2012 (the last trading day in the 2012 fiscal year), which was $32.19. See “Compensation Discussion and Analysis” for additional information about the restricted stock awards.

Name	Grant Date (1)	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard M. Frank	02/24/09					15,240	490,576
(Executive Chairman)	03/02/10					20,799	669,520
	03/01/11					26,233	844,440
	02/28/12					36,268	1,167,435

Michael H. Magusiak	02/24/09					15,240	490,576
(President and Chief Executive Officer)	03/02/10					20,799	669,520
	03/01/11					35,415	1,140,008
	02/28/12					43,520	1,400,909

Tiffany B. Kice	11/09/10					1,275	41,042
(Chief Financial Officer)	03/01/11					4,919	158,343
	02/28/12					7,815	251,565

J. Roger Cardinale	02/24/09					3,911	125,895
(Executive Vice President)	03/02/10					6,241	200,898
	03/01/11					9,837	316,653
	02/28/12					13,675	440,198

Scott A. McDaniel	03/01/11					5,353	172,313
(Executive Vice President)	02/28/12					9,117	293,476

(1)	The grant date for each of the restricted stock awards has been included to facilitate an understanding of the vesting schedules. With the exception of the awards made to Mr. Frank in 2011 and 2012, the restricted stock awards vest at a rate of 25% each year until the award is fully vested on the fourth anniversary of the grant date. The restricted stock awards to Mr. Frank in 2011 and 2012 vests at a rate of 33% each year until the award is fully vested on the third anniversary of the grant date; provided, however, that if Mr. Frank retires as Executive Chairman at the end of the term of his employment agreement the unvested portion of his restricted stock award will automatically vest at that time.

Option Exercises and Stock Vested in Fiscal 2012

		Option Awards		Stock Awards
Name	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Richard M. Frank (Executive Chairman)	2/24/12 2/25/12 3/01/12 3/02/12			15,237 16,685 13,116 10,399	(1) (2) (3) (4)	577,482 632,362 496,703 384,451

Michael H. Magusiak (President and Chief Executive Officer)	2/24/12 2/25/12 3/01/12 3/02/12			15,237 14,462 11,804 10,399	(1) (2) (3) (4)	577,482 548,110 447,017 384,451

Tiffany B. Kice (6) (Chief Financial Officer)	11/9/12 3/01/12			637 1,639	(5) (3)	20,110 62,069

J. Roger Cardinale (Executive Vice President)	2/24/12 2/25/12 3/01/12 3/02/12			3,911 3,710 3,279 3,119	(3) (4) (5) (6)	148,227 140,609 124,176 115,309

Scott A. McDaniel (Executive Vice President)	11/11/12			1,784	(6)	56,321

(1)	As of February 24, 2012, the following number of shares were withheld for taxes upon vesting of restricted stock awards: Mr. Frank (4,031 shares); Mr. Magusiak (4,031 shares); and Mr. Cardinale (1,089 shares).

(2)	As of February 25, 2012, the following number of shares were withheld for taxes upon vesting of restricted stock awards: Mr. Frank (5,017 shares); Mr. Magusiak (4,202 shares); and Mr. Cardinale (982 shares).

(3)	As of March 1, 2012, the following number of shares were withheld for taxes upon vesting of restricted stock awards: Mr. Frank (4,781 shares); Mr. Magusiak (4,303 shares); Ms. Kice (434 shares); and Mr. Cardinale (868 shares).

(4)	As of March 2, 2012, the following number of shares were withheld for taxes upon vesting of restricted stock awards: Mr. Frank (3,791 shares); Mr. Magusiak (3,791 shares); and Mr. Cardinale (825 shares).

(5)	As of November 9, 2012, 169 shares of stock were withheld for taxes upon vesting of restricted stock for Ms. Kice.

(6)	As of November 11, 2012, 472 shares of stock were withheld for taxes upon vesting of restricted stock for Mr. McDaniel.

Non-Qualified Deferred Compensation

The following table sets forth unsecured, unfunded obligations of the Company to make payments of deferred compensation:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contribution in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
Richard M. Frank	—	21,017	(1)	—	—	193,426
Michael H. Magusiak	—	33,336	(2)	—	—	90,719

(1)	Pursuant to Mr. Frank’s employment agreement entered into on February 23, 2010, deferred compensation in the amount of $250,000 would be payable to Mr. Frank in ten equal annual installments, without interest, with the first installment due upon termination of his employment for any reason or the end of the term of the agreement based on the terms set forth in such agreement. The entire amount of deferred compensation was deemed earned during the 2010 fiscal year. The Company is required to record an additional deferred compensation amount every year representing the imputed interest associated with the deferred compensation for Mr. Frank. The additional amount of $21,017 is included in the Summary Compensation Table as salary of Mr. Frank for the fiscal year 2012.

(2)	Pursuant to Mr. Magusiak’s employment agreement entered into on February 23, 2010, deferred compensation in the amount of $250,000 would be payable to Mr. Magusiak in certain circumstances in ten equal annual installments, without interest, with the first installment due upon the Company’s termination of his employment, the end of the term of the agreement or a change of control based on the terms set forth in such agreement. In the event of Mr. Magusiak’s resignation prior to a change of control, the agreement provides that Mr. Magusiak is entitled to a pro-rata amount of the total deferred compensation amount payable in annual installments based upon his continued employment through the end of the term of the agreement. During 2010, the Company recorded the actuarially determined present value of the estimated earned future benefit payments payable to Mr. Magusiak and is required to record an additional amount every year representing the additional pro-rata amount earned and the imputed interest associated with the previously earned deferred compensation for Mr. Magusiak. The additional amount of $33,336 is included in the Summary Compensation Table as salary for Mr. Magusiak for the fiscal year 2012.

(3)	This column represents the aggregate deferred accrued actuarially determined present value of estimated future benefit payments payable to Messrs. Frank and Magusiak pursuant to their respective employment agreements.

Narrative Disclosure to Non-Qualified Deferred Compensation

Messrs. Frank and Magusiak are entitled to certain deferred compensation benefits pursuant to the terms of their respective employment agreements. The deferred compensation benefits are unsecured, unfunded obligations of the Company.

Under his employment agreement, Mr. Frank is entitled to deferred compensation payments equaling $25,000 per year for ten years, without interest, after the date he leaves the Company, upon the earlier of (i) the date his employment is terminated for any reason (including retirement, death, disability or as a result of a significant medical condition) or (ii) the end of the term of his employment agreement, March 31, 2014. The Company accrued the actuarially determined present value of the entire aggregate deferred compensation amount, or $162,393, during the fiscal year 2010, which was the year in which the Company entered into the employment agreement with Mr. Frank. During fiscal years 2011 and 2012, the Company recorded imputed interest associated with Mr. Frank’s previously earned deferred compensation of $10,016 and $21,017, respectively. Such amounts have been included in the Summary Compensation Table as salary for Mr. Frank for the respective years. Each year until Mr. Frank’s termination or retirement, the Company will accrue additional imputed interest costs associated with his deferred compensation.

Under his employment agreement, Mr. Magusiak is entitled to deferred compensation payments equaling $25,000 per year for ten years, without interest, after the date he leaves the Company, upon the earlier of (i) the date the Company terminates his employment for any reason, (ii) the end of the term of his employment agreement, March 31, 2016, (iii) the date he and the Company agree to terminate his employment due to a significant medical condition or (iv) a change of control. In the event Mr. Magusiak voluntarily terminates his employment with the Company for any reason (other than due to a significant medical condition) prior to a change of control, he is entitled to a pro-rated amount payable in annual installments based on the percentage of completion of the term of his employment agreement when he leaves the Company.

The Company accrued $31,516 and $33,336 during fiscal years 2011 and 2012, respectively, for Mr. Magusiak, which represents the actuarially determined present value of the pro-rated deferred compensation and the imputed interest associated with Mr. Magusiak’s previously earned deferred compensation. The Company accrued $25,867 during fiscal year 2010 for Mr. Magusiak, which represents the actuarially determined present value of the pro-rated earned deferred compensation utilizing the same assumptions used for GAAP financial reporting purposes. Such amounts are also included in the Summary Compensation Table as salary for Mr. Magusiak for the respective years. The Company is also required to accrue additional deferred compensation for future fiscal years in an amount equal to the pro-rated amounts Mr. Magusiak earns in such future fiscal years and will accrue additional imputed interest cost associated with all such earned deferred compensation in future years.

Equity Compensation Plan Information

The following table sets forth information about equity awards under the Company’s equity compensation plans as of December 30, 2012:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Security holders	547,077	(1)	—	1,175,438	(2)
Equity Compensation Plans Not Approved by Security holders	—		—	—

Total	547,077		—	1,175,438

(1)	This number includes 498,918 shares of common stock issuable upon the vesting of awards granted under the Third Amended and Restated 2004 Restricted Stock Plan and 48,159 shares of common stock issuable upon the vesting of awards granted under the Second Amended and Restated Non-Employee Directors Restricted Stock Plan.

(2)	This number includes 1,093,623 shares of common stock available for future awards granted under the Third Amended and Restated 2004 Restricted Stock Plan, and 81,815 shares of common stock available for future awards granted under the Second Amended and Restated Non-Employee Directors Restricted Stock Plan.

Potential Payments upon Termination or Change-In-Control

The Company provides benefits to certain of the named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested stock options accrued as of the date of termination, restricted stock awards that are vested as of the date of termination, vested benefits, if any, in the Company’s 401(k) Plan, and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the named executive officers are described as follows:

Potential Termination Payments under Mr. Frank’s and Mr. Magusiak’s Employment Agreements

Under the terms of the respective employment agreements (the “Employment Agreements”), if Mr. Frank’s or Mr. Magusiak’s employment with the Company is terminated by the Company other than (i) for Cause, (ii) as a result of death, (iii) as a result of a “significant medical condition” (as defined below), or (iv) as a result of a “permanent disability” (as defined below), then Messrs. Frank and Magusiak will each be entitled to receive a severance amount equal to $2,000,000, which will be payable in cash in a lump sum within five (5) business days of such date of termination. In addition, under his Employment Agreement, Mr. Frank is entitled to deferred compensation payments equaling $25,000 per year for ten years, without interest, after the date he leaves the Company, upon the earlier of (i) the date his employment is terminated for any reason (including retirement, death, disability or as a result of a significant medical condition) or (ii) the end of the term of his employment agreement. Under his Employment Agreement, Mr. Magusiak is entitled to deferred compensation payments equaling $25,000 per year for ten years, without interest, after the date he leaves the Company, upon the earlier of (i) the date the Company terminates his employment for any reason, (ii) the end of the term of his employment agreement, (iii) the date he and the Company agree to terminate his employment due to a significant medical condition or (iv) a Change of Control. In the event Mr. Magusiak voluntarily terminates his employment with the Company for any reason (other than due to a significant medical condition) prior to a Change of Control, he is entitled to a prorated amount payable in annual installments based on the percentage of completion of the term of his Employment Agreement when he leaves the Company. The Company is also obligated to provide for each executive medical benefit coverage for each executive and his “Family” (as defined below) during the term of their employment agreements and, upon certain termination events, for up to ten years from the date of termination or until such executive and his Family become covered under a policy or plan providing substantially similar coverage by a new employer.

The following terms in the Employment Agreements have the following meanings:

•

“significant medical condition” means a major medical event involving Employee that causes Employee and the Board of Directors of the Company mutually to agree that Employee should no longer be employed by the Company;

•

“permanent disability” is defined as the inability by reason of any medically determined physical or mental impairment to perform the duties required for a period of 180 consecutive days in any 12 month period; and

•

“Family” is defined as his spouse, as well as his children until such time that his children are no longer eligible for coverage under the health insurance plan covering the Company employees or until they become covered under a policy or plan provided by their employer which provides substantially similar coverage and benefits.

The Employment Agreements also provide that each of Messrs. Frank and Magusiak will receive a lump sum cash payment of $3,000,000 in the event there is a Change of Control (as defined below) and his employment is terminated by the Company within one year after such a Change of Control or such executive voluntarily terminates his employment within one year after such a Change of Control. Each executive will also be entitled to such payment if his employment is terminated for any reason prior to a Change of Control (whether or not the Change of Control ever occurs) and such termination either (i) was at the request or direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a Change of Control or (ii) was otherwise in connection with or in anticipation of a Change of Control. A “Change of Control” is deemed to have occurred with respect to the Company if any of the following occur: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company’s common stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board of Directors by the individuals who were members of the Board of Directors for the immediately preceding two years (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period); (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and any successor statute) of an aggregate of 30% of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Securities Act of 1934, as amended, and any successor statute) who beneficially owned less than 15% of the voting power of the Company’s outstanding voting securities on the effective date of the Company’s Restricted Stock Plan, or the acquisition of beneficial ownership of an additional 15% of the voting power of the Company’s outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company’s outstanding voting securities on the effective date of the Company’s Restricted Stock Plan, subject to certain exceptions; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the company to a case under Chapter 7. In no event will the Company gross-up the executive’s respective severance amounts or any other amounts paid by the Company to the executives to satisfy any excise or similar taxes.

The Employment Agreements also provide that if the Company terminates Messrs. Frank’s or Magusiak’s employment for any reason (including death or disability) or if Messrs. Frank’s or Magusiak’s employment is terminated due to a significant medical condition during the terms of his employment, any restricted stock awards that are not vested shall become immediately vested at his termination of employment if they were granted at least one year prior to his termination, subject to any requirements of the restricted stock plan and satisfaction of any applicable performance-based criteria.

Potential Termination Payments to Other Named Executive Officers

The Company's other named executive officers will be entitled to all base salary and other amounts actually earned, accrued or owing as of the date of termination, vested stock options accrued as of the date of termination, restricted stock awards that are vested as of the date of termination, vested benefits, if any, in the Company’s 401(k) Plan, and the right to elect continued health coverage pursuant to COBRA.

Vesting of Equity Awards Upon a Change in Control

Restricted Stock Plan

The Company’s restricted stock plan provides that all restricted stock awards outstanding shall automatically be vested upon a Change of Control. For purposes of the restricted stock plan, a “Change of Control” means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company’s common stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board of Directors by the individuals (the “Continuing Directors”) who were members of the Board of Directors for the immediately preceding two (2) years (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such a period); (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, as defined in the restricted stock plan) of an aggregate of 30% of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act, as defined in the restricted stock plan) who beneficially owned less than 15% of the voting power of the Company’s outstanding voting securities on the date of this plan, or the acquisition of beneficial ownership of an additional 15% of the voting power of the Company’s outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company’s outstanding voting securities on the date of this plan; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquiror is (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (B) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (C) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7. In addition, the Company’s restricted stock plan provides that all accrued but unpaid dividends related to unvested restricted stock shall be paid upon such time as the restricted stock vests, including upon a “Change of Control.”

The determination of the Compensation Committee appointed or designated by the Board of Directors to administer the restricted stock plan that any of the foregoing conditions has been met shall be binding and conclusive on all parties. The value of restricted stock awards eligible for automatic vesting in the event of a Change of Control as of December 30, 2012 is calculated by multiplying the number of shares of unvested restricted stock awards by the closing market price of our common stock on December 28, 2012 (the last trading day in fiscal 2012), which was $32.19.

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer under the following termination scenarios, assuming a termination of employment occurred on December 30, 2012.

Termination – Resulting from Other than Change in Control

Name	Severance Pay	Accelerated Vesting of Restricted Stock	Other Post-Termination Benefits and Pay (1)
	($)	($)	($)
Richard M. Frank (Executive Chairman)	2,000,000	2,004,536	153,082	(2)

Michael H. Magusiak (President and Chief Executive Officer)	2,000,000	2,300,104	315,083	(3)

(1)	This column represents the estimated costs associated with the continuation of medical benefits and deferred compensation post-termination pursuant to Messrs. Frank’s and Magusiak’s existing employment agreements.

(2)	This amount represents the estimated unearned costs associated with the continuation of medical benefits for Mr. Frank. Pursuant to Mr. Frank’s employment agreement entered into on February 23, 2010, deferred compensation in the amount of $250,000 would be payable to Mr. Frank in ten equal annual installments, without interest, with the first installment due upon termination of his employment for any reason or the end of the term of the agreement based on the terms set forth in such agreement. The entire amount of deferred compensation was deemed earned during the 2010 fiscal year, therefore no deferred compensation amounts are reflected in the table.

(3)	This amount represents $246,017 in estimated costs associated with the continuation of medical benefits for Mr. Magusiak and $69,066 of unearned deferred compensation. Pursuant to Mr. Magusiak’s employment agreement entered into on February 23, 2010, deferred compensation in the amount of $250,000 would be payable to Mr. Magusiak in certain circumstances in ten equal annual installments, without interest, with the first installment due upon the Company’s termination of his employment, the end of the term of the employment agreement or a change of control based on the terms set forth in the agreement. In the event of Mr. Magusiak’s resignation prior to a change of control, the agreement provides that Mr. Magusiak is entitled to a pro-rata amount of the total deferred compensation amount and post-termination health benefits based upon his continued employment through the end of the term of the agreement. As of December 30, 2012, Mr. Magusiak had earned approximately 47% of the total deferred compensation amount. This pro-rata earned amount is not reflected in the table; however, the unearned balance representing the actuarially determined present value of estimated unearned accelerated future deferred compensation benefits payable to Mr. Magusiak upon termination or resignation is reflected in the table.

Termination – Resulting from Change in Control

Name	Severance Pay	Accelerated Vesting of Stock Options	Accelerated Vesting of Restricted Stock	Other Post-Termination Benefits and Pay (1)
	($)	($)	($)	($)
Richard M. Frank (Executive Chairman)	3,000,000	—	3,171,971	153,082	(2)

Michael H. Magusiak (President and Chief Executive Officer)	3,000,000	—	3,701,014	315,083	(3)

Tiffany B. Kice (Chief Financial Officer)	—	—	450,950	—

J. Roger Cardinale (Executive Vice President)	—	—	1,083,644	—

Scott A. McDaniel (Executive Vice President)	—	—	465,789	—

(1)	This column represents the estimated costs associated with the continuation of medical benefits and unearned deferred compensation post-termination in the event of a change in control. These amounts represent the actuarially determined present value of estimated future benefit payments utilizing the same assumptions used for GAAP financial reporting purposes.

(2)	This amount represents the estimated unearned costs associated with the continuation of medical benefits for Mr. Frank. Pursuant to Mr. Frank’s employment agreement entered into on February 23, 2010, deferred compensation in the amount of $250,000 would be payable to Mr. Frank in ten equal annual installments, without interest, with the first installment due upon termination of his employment for any reason or the end of the term of the agreement based on the terms set forth in such agreement. The entire amount of deferred compensation was deemed earned during the 2010 fiscal year, therefore no amounts are reflected in the table.

(3)	Pursuant to Mr. Magusiak’s employment agreement entered into on February 23, 2010, deferred compensation in the amount of $250,000 would be payable to Mr. Magusiak in certain circumstances in ten equal annual installments, without interest, with the first installment due upon the Company’s termination of his employment, the end of the term of the employment agreement or a change of control based on the terms set forth in the agreement. In the event of Mr. Magusiak’s resignation prior to a change of control, the agreement provides that Mr. Magusiak is entitled to a pro-rata amount of the total deferred compensation amount and post-termination medical benefits based upon his continued employment through the end of the term of the agreement. As of December 30, 2012, Mr. Magusiak earned approximately 47% of the total deferred compensation amount. This pro-rata earned amount is not reflected in the table; however, the estimated costs associated with the continuation of medical benefits of $246,017 and the unearned balance of $69,066 representing the actuarially determined present value of estimated unearned accelerated future deferred compensation benefits payable to Mr. Magusiak upon termination or resignation is reflected in the table.

PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve, on an advisory basis, the compensation for our named executive officers disclosed in these materials. This proposal, commonly referred to as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation program.

We are asking stockholders to approve the compensation of our named executive officers as disclosed in these materials by adopting the following advisory resolution at the 2013 annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

At the Company’s prior Annual Meeting of Stockholders held in May 2012, a substantial majority of the votes cast on the “say on pay” resolution were voted in favor of the resolution. The Company believes this affirms stockholders’ support of the Company’s approach to executive compensation.

As described in detail under “Compensation Discussion and Analysis” our compensation program is designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including performance based cash bonus awards) and long-term incentives (including restricted stock that generally vests over four years) and share ownership guidelines reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the “Compensation Discussion and Analysis” section of this proxy statement and the accompanying compensation tables and related narrative disclosure included in the “Executive Compensation” section of this proxy statement for more information regarding our compensation program.

Although this vote is non-binding, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will take into account the outcome of the vote when considering future executive compensation decisions. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

DIRECTOR COMPENSATION

In 2012, the non-employee directors received a retainer of $20,000, $3,000 per regularly scheduled Board meeting for attendance (in person or telephonically), $2,500 per specially called meeting of the Board, for which attendance is requested in person or telephonically to address a significant issue outside of the normal course of business, and $1,250 per specially called committee meeting, for which attendance is requested in person or telephonically to address a significant issue outside of the normal course of business. In 2012, the Lead Independent Director received an additional retainer of $12,500 and the chairpersons of the committees of the Board received the following additional retainers: Audit Committee Chair: $10,000; Compensation Committee Chair: $5,000; and Nominating/Corporate Governance Committee Chair: $2,500.

In December 2012, the Compensation Committee retained Longnecker & Associates, an independent compensation consultant, for the purposes of: (i) a review and evaluation of the Company’s non-employee director cash and equity compensation, including a review and analysis of lead independent director and committee chair compensation; and (ii) to recommend any changes based on such analysis and review (the “2013 Longnecker Director Report”). Based on the recommendations of the 2013 Longnecker Director Report, in February 2013, the Compensation Committee recommended to the Board and the Board approved changes to non-employee director compensation for 2013. In 2013, each of the non-employee directors are scheduled to receive a retainer of $25,000, $2,000 per regularly scheduled Board meeting for attendance (in person or telephonically), $2,000 per specially called meeting of the Board, for which attendance is requested in person or telephonically to address a significant issue outside of the normal course of business, and $1,250 per specially called committee meeting, for which attendance is requested in person or telephonically to address a significant issue outside of the normal course of business. In 2013, the Lead Independent Director is scheduled to receive a retainer of $15,000 and the chairpersons of the committees of the Board are scheduled to receive the following retainers: Audit Committee Chair: $15,000; Compensation Committee Chair: $7,500; and Nominating/Corporate Governance Committee Chair: $5,000. No changes to the annual restricted stock grant (discussed below) were recommended to or approved by the Compensation Committee.

In addition, the Company’s non-employee directors are entitled to receive grants of restricted stock awards under the Company’s Second Amended and Restated Non-Employee Directors Restricted Stock Plan. On the day a non-employee director is first elected or appointed to the Board of Directors, such non-employee director is granted a restricted stock award for the number of shares of common stock having a fair market value (as defined in the Second Amended and Restated Non-Employee Directors Restricted Stock Plan) as of the date of grant equal to $100,000 multiplied by a fraction the numerator of which is the number of days until the date of the next annual grant and the denominator of which is 365. Each January thereafter, a non-employee director who was previously elected to the Board of Directors and who continues to serve in such capacity shall be granted a restricted stock award during each year of service on the Board for the number of shares of common stock having a fair market value (representing the average of the closing prices of the common stock as reported by the New York Stock Exchange for the five trading day period ending on and including the date of the stock award) as of the date of grant equal to $100,000. Each restricted stock award vests on each anniversary date of the award with respect to 25% of the amount of the grant for four (4) consecutive anniversary dates so that the restricted stock award is fully vested at the end of the fourth (4th) anniversary date of the date of grant. If a non-employee director ceases to be a director for any reason other than death prior to the fourth (4th) anniversary date of grant of a restricted stock award, such unvested shares will be forfeited; provided, however, if a non-employee director ceases to be a director because of voluntary retirement after a lengthy period of service or because of health reasons, the non-employee directors, excluding the affected non-employee director, will consider whether or not to vest in full the affected non-employee director’s restricted stock that was awarded at least one year prior to the affected non-employee director’s cessation of board service. If a non-employee director ceases to be a director due to death, then all of such non-employee director’s restricted stock awards will immediately vest in full. Other directors, who are either officers or employees of the Company or its affiliates, do not receive separate compensation for their services as directors of the Company. The following table sets forth information concerning compensation to each non-employee director of the Company during fiscal 2012:

Director Compensation for Fiscal 2012

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Total ($)
General (ret) Tommy Franks	35,000	99,964	134,964
Tim T. Morris	35,000	99,964	134,964
Louis P. Neeb	37,500	99,964	137,464
Cynthia Pharr Lee	35,000	99,964	134,964
Bruce M. Swenson	45,000	99,964	144,964
Walter Tyree	35,000	99,964	134,964
Raymond E. Wooldridge	52,500	99,964	152,464

(1)	Messrs. Frank and Magusiak have been excluded from this table because each of their compensation is fully reflected in the Summary Compensation Table for executive officers. The non-employee directors had the following outstanding equity awards at the end of the 2012 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Exercisable	Number of Shares Unexercisable	Number of Shares Unvested
	(#)	(#)	(#)
General (ret) Tommy Franks	—	—	7,359
Tim T. Morris	—	—	7,359
Louis P. Neeb	—	—	7,359
Cynthia Pharr Lee	—	—	7,359
Bruce M. Swenson	—	—	4,005
Walter Tyree	—	—	7,359
Raymond E. Wooldridge	—	—	7,359

The Company discontinued issuing stock options to its non-employee directors in 2005 and began granting restricted stock awards in 2006.

(2)	This column reports the amount of cash compensation earned in 2012 for Board of Directors and committee service.

(3)	This column represents the grant date fair value of restricted stock awarded under the Company’s Second Amended and Restated Non-Employee Directors Restricted Stock Plan computed in accordance with FASB ASC Topic 718 which is calculated by multiplying the number of shares of restricted stock awarded by the closing market price of our common stock on the date of grant.

SECURITY OWNERSHIP

The following table sets forth information, as of March 4, 2013, relating to the beneficial ownership of the Company’s common stock by: (i) each director and named executive officer, (ii) the directors and the executive officers as a group (14 persons) as of such date, and (iii) each person, as that term is used in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to the Company to own beneficially five percent (5%) or more of the outstanding shares of common stock. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. Except as otherwise indicated, all stockholders set forth below have the same principal business address as the Company. On the record date, there were 18,091,445 shares of the Company’s common stock outstanding. Information as to the beneficial ownership of common stock by directors and executive officers has been furnished by the respective directors and executive officers.

Name (and address for 5% beneficial owners)	Number of Shares of Common Stock			Percentage of Outstanding Common Stock
Richard M. Frank	346,359	(A	)	1.9%
Michael H. Magusiak	402,812			2.2%
J. Roger Cardinale	111,735			*
Scott A. McDaniel	26,585			*
Tiffany B. Kice	24,990			*
General (ret) Tommy Franks	15,414			*
Tim T. Morris	26,430			*
Louis P. Neeb	25,098			*
Cynthia Pharr Lee	14,373			*
Bruce M. Swenson	7,056			*
Walter Tyree	22,077			*
Raymond E. Wooldridge	48,140			*
Directors and Executive Officers as a Group	1,070,515			5.9%

American Century Investment Management, Inc. 4500 Main Street, 9th Floor Kansas City, Missouri 64111	1,215,825	(B	)	6.7%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,448,322	(C	)	8.0%

FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	2,638,015	(D	)	14.6%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,058,534	(E	)	5.9%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	1,642,509	(F	)	9.1%

*	Constitutes less than 1% of the Company’s outstanding common stock.

(A)	This number also includes 80,621 shares beneficially owned by Richard M. Frank Revocable Trust, 25,000 shares beneficially owned by Frank Family Trust A2, 57 shares beneficially owned under the Company’s 401(k) Plan, 11,100 shares beneficially owned by Frank Group, LLC and 229,581 shares directly owned by Mr. Frank. Mr. Frank has sole voting power and sole dispositive power over all 346,359 shares.

(B)	Based on information set forth on Schedule 13G Amendment No. 1, filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2013 (the “American Century Schedule 13G”). The American Century Schedule 13G indicates that 1,215,825 shares are beneficially owned by Stowers Institute for Medical Research, American Century Companies, Inc. and American Century Investment Management, Inc. which have sole voting power over 1,168,368 shares and sole dispositive power over 1,215,825 shares.

(C)	Based on information set forth in Schedule 13G Amendment No. 3, filed with the Commission on February 1, 2013 (the “BlackRock Schedule 13G”). The Blackrock Schedule 13G indicates that 1,448,322 shares are beneficially owned by BlackRock, Inc., who has sole voting and dispositive power over all of the shares.

(D)	Based on information set forth in Schedule 13G Amendment No. 11, filed with the Commission on February 14, 2013 (the “FMR Schedule 13G”). The FMR Schedule 13G indicates that 2,638,015 shares are beneficially owned by FMR and its affiliates, who have sole voting power over 10,000 shares and sole dispositive power over 2,638,015 shares.

(E)	Based on information set forth in Schedule 13G Amendment No. 3, filed with the Commission on February 12, 2013 (the “Vanguard Schedule 13G”). The Vanguard Schedule 13G indicates that 1,058,534 shares are beneficially owned by The Vanguard Group who has sole voting power over 28,002 shares, sole dispositive power over 1,031,532 shares and shared dispositive power over 27,002 shares.

(F)	Based on information set forth in Schedule 13G Amendment No. 1, filed with the Commission on February 14, 2013 (the “Wellington Schedule 13G”). The Wellington Schedule 13G indicates that 1,642,509 shares are beneficially owned by Wellington Management Company, LLP who has shared voting power over 1,215,080 shares and shared dispositive power over 1,642,509 shares.

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT

OF DELOITTE & TOUCHE LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE 2013 FISCAL YEAR

In accordance with its charter, the Audit Committee has selected the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to be the Company’s auditors for the 2013 fiscal year. Deloitte & Touche LLP also served in this capacity for the 2012 fiscal year. Its representatives will be present at the annual meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

Our Board of Directors has ratified the decision of the Audit Committee to appoint Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 29, 2013. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company.

THE AUDIT COMMITTEE, WITH THE ENDORSEMENT OF THE BOARD OF DIRECTORS, HAS APPROVED THE APPOINTMENT OF THE ABOVE IDENTIFIED ACCOUNTING FIRM AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR.

AUDIT COMMITTEE DISCLOSURE

The Audit Committee currently consists of five directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission and two of whom, Bruce M. Swenson and Tim T. Morris, are “audit committee financial experts” as defined under the rules of the Securities and Exchange Commission. The Audit Committee provides assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company.

Audit Committee Pre-Approval Policy

The Audit Committee has not established a pre-approval policy for audit, audit-related and tax services that can be performed by the independent registered public accounting firm. Each engagement to perform audit, audit-related or tax services must receive specific authorization from the Audit Committee.

Service Fees Billed in 2012 and 2011 by the Independent Registered Public Accounting Firm

The firm of Deloitte & Touche LLP was the independent registered public accounting firm for the audit of the Company’s annual consolidated financial statements included in the Company’s annual report on Form 10-K, the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Qs and for services that are normally provided by accountants in connection with statutory and regulatory filings or engagements for the fiscal years ended December 30, 2012 and January 1, 2012. The following table presents fees billed or expected to be billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual consolidated financial statements, audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for the Company’s 2012 and 2011 fiscal years:

Type of Fees	Fiscal 2012	Fiscal 2011
Audit fees (a)	$545,376	$560,030
Audit-related fees (b)	—	—
Tax fees (c)	—	—
All other fees (d)	—	—

Total	$545,376	$560,030

(a)	“Audit fees” are fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) included in the Company’s Form 10-K, the review of the Company’s quarterly consolidated financial statements included in the Company’s Form 10-Qs, and includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as consents, comfort letters, statutory audits, attest services and review of documents filed with the Securities and Exchange Commission.

(b)	“Audit-related fees” are fees billed by Deloitte & Touche LLP for assurance services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements or other attestation services or consultations that are not reported under audit fees.

(c)	“Tax fees” are fees billed by Deloitte & Touche LLP for professional services rendered for tax compliance, tax planning and tax advice.

(d)	“All other fees” are fees billed by Deloitte & Touche LLP for any professional services not included in the first three categories.

All audit services, audit related services, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee has selected the firm of Deloitte & Touche LLP to be the Company’s auditors for the 2013 fiscal year. Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of independent non-employee directors as required by and in compliance with the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors which may be accessed on the Company’s website at www.chuckecheese.com under “Investor Relations–Governance.”

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, policies addressing risk assessment and risk management and process for monitoring compliance with applicable laws and regulations and the Company’s Complaint and Reporting Procedures for Accounting and Auditing Matters. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent registered public accountants, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements and Management’s Report on Internal Control over Financial Reporting with the Company’s management.

2.	The Audit Committee has reviewed and discussed interim consolidated financial information contained in each quarterly earnings report.

3.	The Audit Committee has met with senior management, internal auditors and the Company’s independent registered public accountants with and without management present to discuss the results of the Company’s independent audit and adequacy of internal controls.

4.	The Audit Committee has reviewed with the Company’s independent registered public accountants and internal auditor the Company’s audit plans, audit scope and identification of audit risks.

5.	The Audit Committee, in accordance with its charter, has authorized the reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

6.	The Audit Committee has discussed with the independent registered public accountant the matters required to be discussed pursuant to Public Company Accounting Oversight Board AU 380 (Communication with Audit Committees).

7.	The Audit Committee has received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accountant the independent registered public accountant’s independence.

8.	Based on the review and discussion referred to in paragraphs (1) through (7) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012, for filing with the Securities and Exchange Commission.

Bruce M. Swenson, Chairman

Tim T. Morris

Louis P. Neeb

Cynthia Pharr Lee

Raymond E. Wooldridge

This Audit Committee Report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Code of Business Conduct and Ethics provides that employees, officers and directors must act in the best interests of the Company and refrain from engaging in any activity or having a personal interest that presents a “conflict of interest.” In addition, under applicable Securities and Exchange Commission rules, the Company is required to disclose related person transactions as defined in the Securities and Exchange Commission’s rules. The Code of Business Conduct and Ethics may be accessed on the Company’s website at www.chuckecheese.com under “Investor Relations–Governance.” We intend to disclose future amendments to or, with respect to directors and certain executive officers, waivers from, certain provisions of the Code of Business Conduct and Ethics on our website.

Related Party Transaction Policy

The Board of Directors has adopted a Related Party Transaction Policy to set forth in writing the policies and procedures for review and approval of transactions involving the Company and “related parties” (directors, executive officers, securityholders owning five percent or greater of the Company’s outstanding voting securities, and immediate family members of the foregoing persons). The policy covers any related party transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant Securities and Exchange Commission rules, generally transactions involving amounts exceeding $120,000 in which a related party had, has or will have a direct or indirect material interest.

Policy

•

Related party transactions must be approved by the Audit Committee (a committee of the Board of Directors consisting solely of independent directors), or by the Chairman of the Audit Committee under authority delegated to the Chairman of the Audit Committee by the Audit Committee.

•

A related party transaction will be approved only if the Audit Committee or the Chairman of the Audit Committee determines that it is fair to the Company and in, or not inconsistent with, the best interests of the Company and its stockholders.

•	In considering the transaction, the Chairman or the Audit Committee will consider all relevant facts and circumstances of the transaction or proposed transaction with a related party.

Procedures

•	The affected related party will bring the matter to the attention of the General Counsel.

•	The General Counsel will determine whether the matter should be considered by the Audit Committee or its Chairman.

•	If a member of the Audit Committee is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•

The transaction must be approved in advance by the Audit Committee or its Chairman whenever practicable, and if not practicable, it may be presented to the General Counsel for preliminary approval, or be preliminarily entered into, subject to ratification by the Audit Committee or its Chairman.

•

If the Audit Committee or its Chairman does not ratify the related party transaction, the Company will take all reasonable efforts or actions to amend, terminate or cancel it, as directed by the Audit Committee or its Chairman.

•	All related party transactions will be disclosed to the Board of Directors following their approval or ratification.

Currently, there are no related party transactions which meet the requirements for review and approval under our policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and the persons who own more than ten percent of our common stock to file initial reports of ownership of common stock and reports of changes of ownership with the Securities and Exchange Commission. Based solely on a review of copies of such reports and written representations from the reporting persons, we believe that the above-referenced persons complied with all applicable Section 16(a) filing requirements on a timely basis during 2012.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Stockholders who share the same last name and address may receive only one copy of the Notice Regarding the Availability of Proxy Materials and any other proxy materials we choose to mail unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the Notice Regarding the Availability of Proxy Materials, and any other proxy materials that we mail, at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the Notice Regarding the Availability of Proxy Materials and other proxy materials, you may request that you receive only one copy. Please address written requests for a copy of the Notice Regarding the Availability of Proxy Materials to our General Counsel, Jay Young, at CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062, or make an oral request by calling him at (972) 258-8507.

If your shares are not registered in your own name, you can request additional copies of the Notice Regarding the Availability of Proxy Materials and any other proxy materials we mail or you can request householding by notifying your broker, bank or other nominee in whose name your shares are registered.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2014 annual meeting must send notice of the proposal to our General Counsel, Jay Young, at our principal executive office not later than November 19, 2013. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record of beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

Notice of any director nomination or other stockholder proposal that you intend to present at the 2014 annual meeting of stockholders, but do not intend to have included in our proxy statement relating to, and for consideration at, the 2014 annual meeting of stockholders, must be received at our principal executive offices not earlier than the close of business on December 31, 2013 and not later than the close of business on January 30, 2014. In addition, your notice must set forth the information required by the Company's Amended and Restated Bylaws with respect to each director nomination or other proposal that you intend to present at the 2014 annual meeting of stockholders.

OTHER MATTERS

The Board of Directors is not presently aware of any other matters or business other than that which is described above to be presented to the stockholders for action at the annual meeting. In the event that other business comes before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies. Stockholders who do not expect to attend the meeting are urged to vote by Internet, telephone, or by mail. The instructions included with the proxy card describe how to vote by Internet or telephone. Of course, if you prefer, you can vote through the mail service by completing the proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

/s/ JAY YOUNG

JAY YOUNG

General Counsel

Irving, Texas

March 18, 2013

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CEC ENTERTAINMENT, INC. LEGAL DEPARTMENT 4441 W. AIRPORT FREEWAY IRVING, TX 75062	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CEC Entertainment, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M55620-P35267	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CEC ENTERTAINMENT, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
				☐	☐	☐
1.	Election of Directors Nominees:
	01) 02) 03) 04) 05)	Richard M. Frank Gen. (ret) Tommy Franks Michael H. Magusiak Tim T. Morris Louis P. Neeb	06) Cynthia Pharr Lee 07) Bruce M. Swenson 08) Walter Tyree 09) Raymond E. Wooldridge
The Board of Directors recommends you vote FOR the following proposals:									For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.								☐	☐	☐
3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year.								☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M55621-P35267

CEC ENTERTAINMENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

April 30, 2013

The stockholder(s) hereby appoint(s) Jay A. Young, and David A. Deck, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CEC Entertainment, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time, on April 30, 2013, at Chuck E. Cheese’s, 3903 West Airport Freeway, Irving, TX 75062 and any adjournment or postponement thereof, on all matters coming before said meeting. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional stockholder votes. This proxy revokes all prior proxies given by the stockholder(s).

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all nominees listed in item 1 and FOR items 2 and 3. If any other matters properly come before the meeting, the proxy holder(s) named in this proxy will vote the shares in their discretion.

Continued and to be signed on reverse side